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                          AGREEMENT AND PLAN OF MERGER



                           dated as of August 27, 1999



                                      among



                              SJNB FINANCIAL CORP.,



                                SARATOGA BANCORP



                                       and



                             SARATOGA NATIONAL BANK

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




                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I      THE MERGER......................................................2
         1.1   Effective Time of the Merger....................................2
         1.2   Closing.........................................................2
         1.3   Effects of the Merger...........................................2
         1.4   Alternative Structure...........................................3
         1.5   Absence of Control..............................................3

ARTICLE II     EFFECT  OF  THE  MERGER  ON THE CAPITAL  STOCK OF THE CONSTITUENT
               CORPORATIONS; EXCHANGE OF CERTIFICATES..........................3
         2.1   Effect on Capital Stock of the Constituent Corporations.........4
               (a)  Conversion of Saratoga Common Stock........................4
               (b)  SJNB Capital Stock.........................................4
         2.2   No Further Ownership Rights in Saratoga Common Stock............4
         2.3   Fractional Shares...............................................4
         2.4   Surrender of Shares of Saratoga Common Stock....................5
         2.5   Adjustments.....................................................6
         2.6   Options.........................................................6
         2.7   Dissenters' Rights..............................................7

ARTICLE III    REPRESENTATIONS AND WARRANTIES..................................7
         3.1   Representations and Warranties of Saratoga and SNB..............7
               (a)  Organization, Standing and Power...........................7
               (b)  Capital Structure; Ownership of SJNB Common Stock..........9
               (c)  Authority; No Violation...................................10
               (d)  Financial Statements......................................12
               (e)  Saratoga SEC Documents....................................12
               (f)  Saratoga Information Supplied.............................13
               (g)  Compliance with Applicable Laws...........................13
               (h)  Litigation................................................14
               (i)  Taxes.....................................................14
               (j)  Certain Agreements........................................15
               (k)  Benefit Plans.............................................16
               (l)  Subsidiaries..............................................18
               (m)  Agreements with Bank or Other Regulators..................19
               (n)  Absence of Certain Changes or Events......................19
               (o)  Undisclosed Liabilities...................................19
               (p)  Governmental Reports......................................19
               (q)  Environmental Liability...................................20
               (r)  Properties................................................22
               (s)  Transactions with Affiliates..............................23
               (t)  Brokers or Finders........................................23
               (u)  Intellectual Property.....................................23
               (v)  Pooling of Interests......................................23
               (w)  Opinion of Financial Advisor..............................23
               (x)  Community Reinvestment Act Compliance.....................24
               (y)  Year 2000 Readiness.......................................24
               (z)  Insurance.................................................24
               (aa) Loans and Other Assets....................................25
               (ab) Restrictions on Investments...............................26
               (ac) No Brokered Deposits......................................26
               (ad) Derivatives Contracts; Structured Notes; Etc..............26
               (ae) Labor Matters.............................................27
         3.2   Representations and Warranties of SJNB.........................27
               (a)  Organization, Standing and Power..........................27
               (b)  Capital Structure; Ownership of SJNB Common Stock.........27
               (c)  Authority; No Violation...................................28
               (d)  Financial Statements......................................30
               (e)  SJNB SEC Documents........................................30
               (f)  SJNB Information Supplied.................................31
               (g)  Compliance with Applicable Laws...........................31
               (h)  Litigation................................................32
               (i)  Taxes.....................................................32
               (j)  Certain Agreements........................................33
               (k)  Benefit Plans.............................................34
               (l)  Subsidiaries..............................................36
               (m)  Agreements with Bank or Other Regulators..................36
               (n)  Absence of Certain Changes or Events......................36
               (o)  Undisclosed Liabilities...................................36
               (p)  Governmental Reports......................................37
               (q)  Environmental Liability...................................37
               (r)  Properties................................................39
               (s)  Transactions with Affiliates..............................39
               (t)  No Broker or Finder.......................................40
               (u)  Intellectual Property.....................................40
               (v)  Pooling of Interests......................................40
               (w)  Community Reinvestment Act Compliance.....................40
               (x)  Year 2000 Readiness.......................................40
               (y)  Insurance.................................................41
               (z)  Loans and Other Assets....................................41
               (aa) Derivatives Contracts; Structured Notes; Etc..............42
               (ab) Labor Matters.............................................42

ARTICLE IV     COVENANTS RELATING TO CONDUCT OF BUSINESS......................43
         4.1   Covenants of Saratoga..........................................43
         4.2   Covenants of SJNB..............................................47


ARTICLE V      ADDITIONAL AGREEMENTS..........................................49
         5.1   Regulatory Matters.............................................49
         5.2   Access to Information..........................................50
         5.3   Shareholders' Meetings.........................................50
         5.4   No Solicitations...............................................51
         5.5   Legal Conditions...............................................53
         5.6   Employee Benefit Plans.........................................54
         5.7   Indemnification; Directors' and Officers' Insurance............55
         5.8   Additional Agreements..........................................56
         5.9   Fees and Expenses..............................................56
         5.10  Cooperation....................................................57
         5.11  Affiliates.....................................................58
         5.12  Stock Exchange Listing.........................................58
         5.13  Advice of Changes..............................................58
         5.14  Subsequent  Interim  and  Annual  Financial  Statements;  Certain
               Reports........................................................58
         5.15  Dissenters' Rights.............................................58
         5.16  SNB Board of Directors and Executive Officers..................58
         5.17  Transition Services............................................59

ARTICLE VI     CONDITIONS PRECEDENT...........................................59
         6.1   Conditions to Each Party's Obligation..........................59
               (a)  Shareholder Approvals.....................................59
               (b)  Other Approvals...........................................59
               (c)  No Injunctions or Restraints..............................59
               (d)  NASDAQ National Market Listing............................59
               (e)  S-4.......................................................60
               (f)  Pooling...................................................60
               (g)  Burdensome Condition......................................60
               (h)  Dissenters' Rights........................................60
         6.2   Conditions to Obligations of SJNB..............................60
               (a)  Representations and Warranties............................60
               (b)  Performance of Obligations................................61
               (c)  Corporate Action..........................................61
               (d)  Tax Opinion...............................................61
               (e)  Material Adverse Effect...................................61
               (f)  Closing Documents.........................................61
               (g)  Bank Merger...............................................61
               (h)  Comfort Letter (S-4)......................................61
               (i)  Comfort Letter............................................62
         6.3   Conditions to Obligations of Saratoga..........................62
               (a)  Representations and Warranties............................62
               (b)  Performance of Obligations................................62
               (c)  Corporate Action..........................................62
               (d)  Tax Opinion...............................................62
               (e)  Material Adverse Effect...................................63
               (f)  Closing Documents.........................................63
               (g)  Additions to SJNB Board of Directors......................63
               (h)  Fairness Opinion..........................................63
               (i)  Comfort Letter (S-4)......................................63
               (j)  Comfort Letter............................................63

ARTICLE VII    TERMINATION AND AMENDMENT......................................63
         7.1   Termination....................................................63
         7.2   Effect of Termination..........................................67
         7.3   Amendment......................................................67
         7.4   Extension; Waiver..............................................67

ARTICLE VIII   GENERAL PROVISIONS.............................................68
         8.1   Survival of Representations, Warranties and Covenants..........68
         8.2   Notices........................................................68
         8.3   Interpretation.................................................69
         8.4   Counterparts...................................................69
         8.5   Entire   Agreement;  No  Third  Party  Beneficiaries;  Rights  of
               Ownership......................................................69
         8.6   Governing Law; Consent to Jurisdiction.........................70
         8.7   Severability...................................................70
         8.8   Assignment.....................................................70
         8.9   Publicity......................................................71
         8.10  Attorneys' Fees................................................72

Exhibit A:     Form of Agreement of Merger
Exhibit B:     Form of Stock Option Agreement
Exhibit C-1:   Form of Affiliate Agreement (Saratoga)
Exhibit C-2:   Form of Affiliate Agreement (SJNB)

                             Index of Defined Terms
                             ----------------------

                                                                            Page
                                                                            ----
Acquisition Event.............................................................53
Action........................................................................72
Actual Expenses...............................................................57
Affiliate......................................................................9
Agreement......................................................................1
Agreement of Merger............................................................2
Average SJNB Closing Price....................................................66
Bank Merger....................................................................1
Bank Regulators...............................................................13
Benefit Plans.................................................................17
BHC Act........................................................................7
BIF............................................................................7
Burdensome Condition..........................................................60
Business Day...................................................................2
CGCL...........................................................................2
Change in Control.............................................................54
Closing........................................................................2
Closing Date...................................................................2
Code...........................................................................1
Confidentiality Agreement.....................................................50
Consents......................................................................59
Constituent Corporations.......................................................3
CRA...........................................................................24
date hereof....................................................................1
Derivatives Contract..........................................................26
Determination Date............................................................66
Dissenting Shares..............................................................7
DPC Shares....................................................................10
Effective Time.................................................................2
ERISA.........................................................................16
Exchange Act..................................................................12
Exchange Agent.................................................................5
Exchange Ratio.................................................................4
FDIC...........................................................................7
Federal Reserve...............................................................11
FFIEC.........................................................................24
GAAP..........................................................................12
Governmental Entity...........................................................11
Indemnified Liabilities.......................................................55
Indemnified Parties...........................................................55
Injunction....................................................................59
knowledge......................................................................9
Litigation....................................................................14
material.......................................................................8
material adverse effect........................................................8
Merger.........................................................................1
Minimum Price.................................................................65
NASDAQ........................................................................66
OCC...........................................................................12
OREO..........................................................................25
PBGC..........................................................................17
person.........................................................................9
Proxy Statement...............................................................12
Representatives...............................................................51
Requisite Regulatory Approvals................................................59
S-4...........................................................................30
Saratoga.......................................................................1
Saratoga Benefit Plans........................................................17
Saratoga Certificates..........................................................5
Saratoga Common Stock..........................................................1
Saratoga Consolidated Financial Statements....................................12
Saratoga Designees.............................................................2
Saratoga Disclosure Schedule...................................................9
Saratoga Intellectual Property................................................23
Saratoga Option................................................................6
Saratoga Permits..............................................................13
Saratoga Preferred Stock.......................................................9
Saratoga SEC Reports..........................................................12
Saratoga Shareholder Approval.................................................10
Saratoga Shareholders' Meeting................................................13
Saratoga Stock Option Plans....................................................6
Saratoga's Current Premium....................................................56
SEC...........................................................................51
SEC Fees......................................................................57
Securities Act................................................................12
SFAS No. 5.....................................................................8
Significant Subsidiary........................................................51
SJNB...........................................................................1
SJNB Benefit Plans............................................................34
SJNB Common Stock..............................................................4
SJNB Consolidated Financial Statements........................................30
SJNB Disclosure Schedule......................................................28
SJNB Intellectual Property....................................................40
SJNB Permits..................................................................31
SJNB Preferred Stock..........................................................27
SJNB SEC Reports..............................................................30
SJNB Shareholder Approval.....................................................29
SJNB Shareholders' Meeting....................................................31
SNB............................................................................1
SNB Common Stock...............................................................1
Stock Option Agreement.........................................................1
Subsidiary.....................................................................8
Superior Proposal.............................................................52
Surviving Corporation..........................................................3
Takeover Proposal.............................................................51
tax...........................................................................15
Tax return....................................................................15
taxable.......................................................................15
taxes.........................................................................15
Termination Fee...............................................................52
to the best knowledge of.......................................................9
trading day...................................................................66
Transaction Agreements.........................................................9
Trust Account Shares..........................................................10
Violation.....................................................................11
Year 2000 Ready...............................................................24

     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 27, 1999 (the "date hereof"), among SJNB FINANCIAL CORP., a California corporation ("SJNB"), SARATOGA BANCORP, a California corporation ("Saratoga"), and SARATOGA NATIONAL BANK, a national banking association and a wholly-owned subsidiary of Saratoga ("SNB").

     WHEREAS, Saratoga is the beneficial and record owner of 300,000 shares of the issued and outstanding common stock, $5.00 par value per share (the "SNB Common Stock"), of SNB, constituting all of the issued and outstanding shares of SNB Common Stock;

     WHEREAS, the Board of Directors of SJNB has approved this Agreement, declared it advisable and deems it advisable and in the best interests of the shareholders of SJNB to consummate the transactions provided for herein in which, inter alia, Saratoga would merge with and into SJNB pursuant to an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Merger");

     WHEREAS, the Boards of Directors of Saratoga and SNB have approved this Agreement and declared it advisable and deem it advisable and in the best interests of the shareholders of Saratoga and SNB to consummate the Merger;

     WHEREAS, it is the intention of the parties that the Merger qualify as a tax-free reorganization pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be accounted for as a "pooling of interests";

     WHEREAS, it is the intention of the parties that, immediately after consummation of the Merger or, at the discretion of SJNB, as soon as reasonably practicable thereafter, SNB shall be merged with and into San Jose National Bank (the "Bank Merger"), and San Jose National Bank shall be the surviving entity in the Bank Merger and shall continue as a wholly-owned Subsidiary (as defined herein) of SJNB;

     WHEREAS, the Boards of Directors of SJNB, Saratoga and SNB have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals; and

     WHEREAS, as a condition and inducement to SJNB's willingness to enter into this Agreement, SJNB and Saratoga are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit B hereto (the "Stock Option Agreement") pursuant to which Saratoga has granted to SJNB an option to purchase shares of the Common Stock, no par value, of Saratoga (the "Saratoga Common Stock") constituting 19.9% of the outstanding shares of Saratoga Common Stock.

NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  the  respective
representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 Effective Time of the Merger. Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the occurrence of the filing of an agreement of merger in substantially the form of Exhibit A hereto (the "Agreement of Merger") and officers' certificates prescribed by section 1103 of the California General Corporation Law ("CGCL") with the Secretary of State of the State of California, or at such time thereafter as is provided by mutual agreement in the Agreement of Merger (the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., California time, on the first Friday which is at least ten Business Days after receipt of all Requisite Regulatory Approvals and the expiration of all requisite waiting periods (subject to the satisfaction of the condition set forth in Section 6.1(a)), but in no event shall such date be later than March 31, 2000, unless otherwise agreed in writing by the parties hereto or as provided in Section 7.1(c) (the "Closing Date"). The Closing shall be held at the offices of SJNB Financial Corp., One North Market Street, San Jose, California 95113, or at such other location as is agreed to in writing by the parties hereto. As used in this Agreement, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in California.

     1.3  Effects of the Merger.

     (a) At the Effective Time (i) Saratoga shall be merged with and into SJNB and the separate corporate existence of Saratoga shall cease, (ii) the Articles of Incorporation of SJNB as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, (iii) the By-laws of SJNB as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iv) the directors of SJNB at the Effective Time shall be the directors of the Surviving Corporation (except that the Board of Directors of SJNB shall take all necessary action to appoint Richard L. Mount and four other representatives of Saratoga (collectively, the "Saratoga Designees"), mutually acceptable to SJNB and Saratoga, to serve on the Surviving Corporation's board of directors as of and after the Effective Time, with three of such Saratoga Designees to serve as Class I Directors and one each of such Saratoga Designees to serve as a Class II Director and a Class III Director of SJNB, such Saratoga Designees to serve as directors until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided, however, that Richard L. Mount shall remain a director of SJNB following any termination of his employment with SJNB or its Subsidiaries; provided further that the Board of Directors of SJNB or the nomination committee thereof shall nominate and recommend the election of each of the five Saratoga Designees for reelection as directors of SJNB at the conclusion of the term of their respective director class as necessary in order that each such Saratoga Designee shall serve as an SJNB director for at least three years after the Effective Time; provided further, however, that in the event any such Saratoga Designee resigns, is removed (other than by a vote of the shareholders of SJNB) or otherwise terminates service, the remaining Saratoga Designees may select a former Saratoga director as his or her replacement and SJNB shall nominate for election such replacement so selected to serve as a director of SJNB for at least the remainder of the term of the Saratoga Designee being replaced (as such term may be required to be extended as provided in the second proviso above)), (v) the officers of SJNB immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (vi) Richard L. Mount shall be appointed to serve on the Executive Management Committee of SJNB, and (vii) each of the Saratoga Designees will be appointed to serve on the Board of Directors of San Jose National Bank until the earlier of his resignation or removal, until his respective successor is duly elected and qualified or until he ceases to serve as a member of the Board of Directors of SJNB.

     (b) As used in this Agreement, "Constituent Corporations" shall mean each of SJNB and Saratoga, and "Surviving Corporation" shall mean SJNB, at and after the Effective Time, as the surviving corporation in the Merger and SNB shall be a subsidiary of SJNB.

     (c) At and after the Effective Time, the Merger will have the effects set forth in the CGCL.

     1.4 Alternative Structure. Notwithstanding anything contained in this Agreement to the contrary, upon receipt of Saratoga's prior written consent (which consent shall not be unreasonably withheld), SJNB may specify, for any reasonable business, tax or regulatory purpose, that, before the Merger, SJNB, Saratoga and SNB shall enter into transactions other than those described herein in order to effect the purposes of this Agreement, and the parties hereto shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification may
(a) materially and adversely affect the timing of the consummation of the transactions contemplated herein, or (b) adversely affect the economic benefits, the form of consideration or the tax effect of the Merger to the holders of Saratoga Common Stock.

     1.5 Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that neither SJNB nor Saratoga by reason of this Agreement shall be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.


                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock of the Constituent Corporations. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Saratoga or SJNB capital stock:

          (a) Conversion of Saratoga Common Stock. Subject to Sections 2.3, 2.5 and 7.1(h), each of the shares of Saratoga Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares perfected in accordance with Chapter 13 of the CGCL) shall be converted into the right to receive 0.7 shares (the "Exchange Ratio") of fully paid and nonassessable shares of Common Stock, no par value per share (the "SJNB Common Stock"), of SJNB. All such shares of Saratoga Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of SJNB Common Stock into which such Saratoga Common Stock has been converted and, if applicable, (ii) cash in lieu of fractional shares as provided in
     Section 2.3 hereof. Certificates previously representing shares of Saratoga Common Stock shall be exchanged for certificates representing whole shares of SJNB Common Stock issued in consideration therefor (and, if applicable, cash in lieu of fractional shares as provided in Section 2.3 hereof) upon the surrender of such certificates.

          (b) SJNB Capital Stock. At and after the Effective Time, each share of SJNB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of SJNB and shall not be affected by the Merger.

     2.2 No Further Ownership Rights in Saratoga Common Stock. All shares of SJNB Common Stock issued upon conversion of shares of Saratoga Common Stock in accordance with the terms hereof shall be deemed to represent all rights pertaining to such shares of Saratoga Common Stock, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Saratoga of the shares of Saratoga Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Saratoga Common Stock are presented to SJNB for any reason, they shall be canceled and, if applicable, exchanged as provided in this Article II.

     2.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of SJNB Common Stock shall be issued to holders of shares of Saratoga Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of SJNB Common Stock (after taking into account all shares of Saratoga Common Stock held at the Effective Time by such holder) shall receive, at the time of surrender of the certificates representing such holder's Saratoga Common Stock, an amount in cash equal to the Average SJNB Closing Price, multiplied by the fraction of a share of SJNB Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     2.4  Surrender of Shares of Saratoga Common Stock.

     (a) Prior to the Effective Time, SJNB shall appoint U.S. Stock Transfer Corp. or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to Saratoga and SJNB, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the SJNB Common Stock which are to be issued pursuant to Section 2.1, and at and after the Effective Time, SJNB shall issue and deliver to the Exchange Agent certificates representing the shares of SJNB Common Stock, as shall be required to be delivered to holders of shares of Saratoga Common Stock pursuant to
Section 2.1 hereof. As soon as practicable after the Effective Time, each holder of shares of Saratoga Common Stock converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more Saratoga share certificates (the "Saratoga Certificates") for cancellation, will be entitled to receive a certificate representing the number of shares of SJNB Common Stock determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.3.

     (b) No ividends or other distributions of any kind which are declared payable to shareholders of record of the shares of SJNB Common Stock after the Effective Time will be paid to persons entitled to receive such certificates for shares of SJNB Common Stock until such persons surrender their Saratoga Certificates. Upon surrender of such Saratoga Certificate, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the shares of SJNB Common Stock as to which the record date and payment date occurred on or after the Effective Time and on or before the date of surrender.

     (c) If any certificate for shares of SJNB Common Stock is to be issued in a name other than that in which the Saratoga Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of SJNB Common Stock in a name other than the registered holder of the Saratoga Certificate surrendered, or such persons shall establish to the satisfaction of SJNB and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

     (d) All dividends or distributions, and any cash to be paid in lieu of fractional shares pursuant to Section 2.3, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Saratoga Certificates representing shares of Saratoga Common Stock and unclaimed at the end of one year from the Effective Time, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to SJNB, and after such time any holder of a Saratoga Certificate who has not surrendered such Saratoga Certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to SJNB for payment or delivery of such dividends or distributions or cash, as the case may be.

     (e) Neither SJNB nor the Surviving Corporation shall be liable to any holder of Saratoga Common Stock for such shares (or dividends or distributions thereon) or cash payable in lieu of fractional shares pursuant to Section 2.3 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.5 Adjustments. In the event SJNB changes (or establishes a record date for changing) the number of shares of SJNB Common Stock issued and outstanding prior to the Effective Time as a result of an issuance of shares of SJNB Common Stock, or a recapitalization, reclassification, split-up, combination, exchange, readjustment, reorganization, merger, consolidation, distribution, stock split, stock or other dividend, or similar transaction with respect to the outstanding SJNB Common Stock and the record date therefor, if applicable, shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted with the result that the holders of Saratoga Common Stock shall receive the same economic benefit set forth in Section 2.1. Further, in the event SJNB, prior to the Effective Time, grants, issues, delivers, sells or otherwise distributes any warrant, option, security, right or other instrument convertible into or exchangeable for any shares of SJNB Common Stock (collectively, an "SJNB Instrument"), then (i) the Exchange Ratio shall be proportionately adjusted in the manner prescribed above as if the shares of SJNB Common Stock issuable pursuant to such SJNB Instrument were outstanding prior to the Effective Time or, (ii) in the sole discretion of SJNB, SJNB shall provide, at or prior to the Effective Time, for the holders of the Saratoga Common Stock whose shares are to be converted into shares of SJNB Common Stock pursuant to the Merger proportionately equivalent SJNB Instruments upon consummation of the Merger; provided, however, that no adjustment hereunder shall be made for the grant of options under the SJNB 1996 Stock Option Plan made by the Board of Directors of SJNB in its sole discretion; and provided further, that no adjustment shall be made hereunder for any option granted in connection with a Takeover Proposal (as defined in Section 5.4(a)) to which SJNB is a party (either as acquiror or target) and no adjustment shall be made in the event that SJNB takes any action to authorize, approve or adopt a shareholder rights plan in accordance with
Section 4.2(a)(ii).

     2.6 Options. At the Effective Time, each option granted by Saratoga to purchase shares of Saratoga Common Stock (each, an "Saratoga Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Saratoga Common Stock and shall be converted automatically into an option to purchase shares of SJNB Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of Saratoga (the "Saratoga Stock Option Plans") and the agreements evidencing grants thereunder, including but not limited to, the accelerated vesting of such options which shall occur in connection with and by virtue of the consummation of the Merger as and to the extent required by such plans and agreements): (a) the number of shares of SJNB Common Stock to be subject to the new option shall be equal to the product of the number of shares of Saratoga Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of SJNB Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (b) the exercise price per share of SJNB Common Stock under the new option shall be equal to the exercise price per share of Saratoga Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. In the case of any options which are "incentive stock options" (as defined in section 422 of the Code), the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Saratoga shall be deemed to be references to SJNB.

     2.7 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, shares of Saratoga Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders that have not voted such shares in favor of the Merger and have delivered a written demand for the valuation of such shares in the manner provided in the CGCL (such shares, the "Dissenting Shares") shall not be converted into or represent the right to receive SJNB Common Stock as provided in Section 2.1 and the holders thereof shall only be entitled to such rights as are granted by Chapter 13 of the CGCL. Each holder of Dissenting Shares that becomes entitled to payment for such shares pursuant to Chapter 13 of the CGCL shall receive payment therefor from the Surviving Corporation in accordance with the CGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish that such holder is entitled to dissenters' rights as provided in Chapter 13 of the CGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn the demand for valuation of such shares or lost the right to valuation and payment of such shares under Chapter 13 of the CGCL, or (iii) if neither the Surviving Corporation nor such holder of Dissenting Shares shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in section 1309 of the CGCL, such holder's or holders' (as the case may be) shares of Saratoga Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the shares of SJNB Common Stock as provided in Section 2.1 hereof.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Saratoga and SNB. Each of Saratoga and SNB hereby represent and warrant to SJNB as follows:

     (a) Organization, Standing and Power. Saratoga is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). SNB is a wholly owned Subsidiary of Saratoga and is a national banking association organized under the laws of the United States. The deposit accounts of SNB are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Saratoga and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Saratoga. The Articles of Incorporation or Association and By-laws of each of Saratoga, and each Subsidiary of Saratoga, copies of which were previously made available to SJNB, are true, complete and correct. The minute books of Saratoga and its Subsidiaries which have been made available to SJNB contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

     As used in this Agreement,

          (i) the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries,

          (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole,

          (iii) the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (A) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by Saratoga or SJNB or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (B) on the ability of such entity to perform its obligations under the Transaction Agreements (as defined below) on a timely basis,

          (iv) the term "Transaction Agreements" shall mean this Agreement, the Stock Option Agreement and the Agreement of Merger,

          (v) the term "knowledge" or "to the best knowledge of" a party hereto means the actual knowledge of a director or executive officer of a party after reasonable inquiry under all the circumstances,

          (vi) the term "Affiliate" means, as to any person, a person which controls, is controlled by or is under common control with such person, and

          (vii) the term "person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     (b)  Capital Structure; Ownership of SJNB Common Stock.

          (i) The authorized capital stock of Saratoga consists of 20,000,000 shares of Saratoga Common Stock and 1,000,000 shares of preferred stock, no par value (the "Saratoga Preferred Stock"), of which (A) as of August 25, 1999, 1,586,588 shares of Saratoga Common Stock were outstanding (none having been issued thereafter except from the exercise of Saratoga Options) and (B) as of the date hereof, no shares of Saratoga Preferred Stock are outstanding. All outstanding shares of Saratoga Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.

          (ii) The authorized capital stock of SNB consists of 405,000 shares of SNB Common Stock of which 300,000 shares are outstanding. All outstanding shares of SNB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent provided in the National Bank Act) and not subject to preemptive rights.

          (iii)Except for this Agreement and the Stock Option Agreement and except as set forth in Section 3.1(b)(iii) of the disclosure schedule of Saratoga delivered to SJNB on the date hereof (the "Saratoga Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which Saratoga or any of its Subsidiaries or Affiliates (as defined herein) is a party or by which any of the foregoing are bound obligating Saratoga or any of its Subsidiaries, including SNB, or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Saratoga or any of its Subsidiaries or obligating Saratoga or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of Saratoga or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of Saratoga or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of Saratoga or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.1(b)(iii) of the Saratoga Disclosure Schedule, there is no agreement of any kind to which Saratoga or SNB is a party and, to the knowledge of Saratoga (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote (x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, Saratoga or any of its Subsidiaries.

          (iv) Neither Saratoga nor any of its Subsidiaries or, to the best knowledge of Saratoga, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of SJNB, securities of SJNB convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is Saratoga or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of SJNB or any such other securities, options, warrants or other rights.

          (v) No shares of Saratoga Common Stock are held directly or indirectly by Saratoga or its Subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary or nominee capacity (any such shares, and shares of SJNB Common Stock which are similarly held, whether held directly or indirectly by Saratoga or SJNB or any of their respective Subsidiaries, as the case may be, being referred to herein as "Trust Account Shares") and no shares of Saratoga Common Stock are held by Saratoga or its Subsidiaries in respect of a debt previously contracted (any such shares and shares of SJNB Common Stock which are similarly held, whether held directly or indirectly by Saratoga or SJNB or any of their respective Subsidiaries, as the case may be, being referred to herein as "DPC Shares").

     (c)  Authority; No Violation.

          (i) Each of Saratoga and SNB, as applicable, has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Saratoga and SNB, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of Saratoga Common Stock (the "Saratoga Shareholder Approval"). The Saratoga Shareholder Approval is the only vote of any class or series of Saratoga capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by each of Saratoga and SNB, as applicable, and (assuming due authorization, execution and delivery by SJNB) constitute the valid and binding obligations of each of Saratoga and SNB, as applicable, enforceable against each of Saratoga and SNB in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. SNB has full corporate power and authority to consummate the Bank Merger.

          (ii) Except as set forth in Section 3.1(c)(ii) of the Saratoga Disclosure Schedule, the execution and delivery by each of Saratoga and SNB, as applicable, of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the articles of incorporation or association or by-laws or comparable organizational documents of Saratoga or any Subsidiary of Saratoga, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
     (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Saratoga Benefit Plan (as defined in Section 3.1(k)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Saratoga or any Subsidiary of Saratoga or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on Saratoga.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Saratoga or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by Saratoga or SNB of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on Saratoga or on the ability of Saratoga or SNB to perform its respective obligations hereunder or thereunder on a timely basis, or on SJNB's ability to own, possess or exercise the rights of an owner with respect to the business and assets of Saratoga and its Subsidiaries, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and approval of same, (B) the filing by Saratoga and SJNB with the SEC of a joint proxy statement (the "Proxy Statement") in definitive form relating to the meetings of the shareholders of Saratoga and SJNB to be held to approve and adopt this Agreement and the transactions contemplated hereby,
     (C) such applications, filings, authorizations, orders and approvals as may be required by the Office of the Comptroller of the Currency ("OCC"), and
     (D) the filing with the Secretary of State of the State of California of the Agreement of Merger.

     (d) Financial Statements. Saratoga has previously delivered to SJNB copies of (a) the consolidated statements of financial condition of Saratoga and its Subsidiaries, as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Saratoga's Annual Reports on Form 10-K for the relevant fiscal years filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the report of Deloitte & Touche LLP, independent auditors with respect to Saratoga (the consolidated financial statements of Saratoga and its Subsidiaries referred to in this sentence being hereinafter sometimes referred to as the "Saratoga Consolidated Financial Statements"). Each of the financial statements referred to in this Section 3.1(d) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 5.14 hereof will fairly present (subject, in the cases of the unaudited statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of Saratoga and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 5.14 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.14 will be, prepared, in all material respects, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of Saratoga and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

     (e) Saratoga SEC Documents. Saratoga has made available to SJNB a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Saratoga with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act (other than reports filed pursuant to section 13(g) of the Exchange Act), since December 31, 1997 (as such documents have since the time of their filing been amended, the "Saratoga SEC Reports"), which are all the documents (other than preliminary material and reports required pursuant to section 13(g) of the Exchange Act) that Saratoga was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Saratoga SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Saratoga SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Saratoga included in the Saratoga SEC Reports (including any related notes and schedules thereto) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Saratoga and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

     (f) Saratoga Information Supplied. None of the information supplied or to be supplied by Saratoga for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of the shareholders of Saratoga (the "Saratoga Shareholders' Meeting") at which the Saratoga Shareholder Approval will be sought or for inclusion in the S-4 (as defined herein) will, at the date of mailing to shareholders of Saratoga and at the time of the Saratoga Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Saratoga Shareholders' Meeting which has become false or misleading.

     (g) Compliance with Applicable Laws. Saratoga and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Saratoga and its Subsidiaries, taken as a whole (the "Saratoga Permits"). Saratoga and its Subsidiaries are in compliance and have complied with the terms of the Saratoga Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Saratoga. The businesses of Saratoga and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Saratoga. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), no investigation by any Governmental Entity with respect to Saratoga or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the Saratoga Permits. Saratoga and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

     (h)  Litigation.  Except as set  forth in  Section  3.1(h) of the  Saratoga
Disclosure Schedule, to the best knowledge of Saratoga, there is no suit, action, proceeding, arbitration or investigation ("Litigation") pending to which Saratoga or any Subsidiary of Saratoga is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of Saratoga, threatened against or affecting Saratoga or any Subsidiary of Saratoga, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Saratoga or on the ability of Saratoga or SNB to perform its respective obligations under this Agreement or the Stock Option Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Saratoga or any Subsidiary of Saratoga.

     (i) Taxes. Saratoga and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. Saratoga and each of its Subsidiaries have timely paid (or Saratoga has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to SJNB reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by Saratoga and its Subsidiaries accrued through the date of such financial statements. Saratoga and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against Saratoga or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.1(i) of the Saratoga Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of Saratoga and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of Saratoga and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of Saratoga, does any basis exist for the raising of any such issue, (iii) Saratoga and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of Saratoga nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.1(i) of the Saratoga Disclosure Schedule, there is no contract or agreement, plan or arrangement by Saratoga or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Saratoga or any of its Subsidiaries by reason of section 280G of the Code, (vi) Saratoga and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither Saratoga nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and
(viii) none of Saratoga nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative, environmental, any taxes imposed under Subchapter H of Chapter I of Subtitle A of the Code, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. As used in this Agreement, the term "Tax return" shall mean any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof. None of Saratoga nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

     (j) Certain Agreements. Section 3.1(j) of the Saratoga Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which Saratoga or any of its Subsidiaries is a party or by or to which Saratoga or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of Saratoga or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Saratoga of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where Saratoga or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to Saratoga or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by Saratoga or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which Saratoga or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party,
(vii) contracts and other agreements containing covenants restricting Saratoga or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring Saratoga or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by Saratoga or any of its Subsidiaries, or the direct or indirect guaranty by Saratoga or any of its Subsidiaries of any obligation for, or an agreement by Saratoga or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of Saratoga or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract required to be filed by Saratoga pursuant to
Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to SJNB true and complete copies of all of the contracts and other agreements set forth in Section 3.1(j) of the Saratoga Disclosure Schedule and in any other Section of the Saratoga Disclosure Schedule. Except as set forth in
Section 3.1(j) of the Saratoga Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of Saratoga or its Subsidiaries, as the case may be, and to the best knowledge of Saratoga, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither Saratoga nor any Subsidiary of Saratoga has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of Saratoga or any of its Subsidiaries or (to the best knowledge of Saratoga) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on Saratoga.

     (k) Benefit Plans.

          (i) Section 3.1(k) of the Saratoga Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, multiemployer plans (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee stock ownership, retirement, profit sharing and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, and whether formal or informal, oral or written (all the foregoing being herein called "Benefit Plans"), that are sponsored or are being maintained or contributed to, or required to be contributed to, by Saratoga or any of its Subsidiaries (the "Saratoga Benefit Plans"). No Saratoga Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

          (ii) With respect to each Saratoga Benefit Plan, Saratoga has delivered to SJNB a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument;
     (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by Saratoga or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any Saratoga Benefit Plan; and (D) except as described in Section
     3.1(k)(ii) of the Saratoga Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

          (iii) Except as set forth in Section 3.1(k) of the Saratoga Disclosure Schedule, (A) each Saratoga Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Saratoga Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Saratoga Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither Saratoga nor any other party has engaged in a prohibited transaction which could subject Saratoga or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject Saratoga or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and Pension Benefit Guaranty Corporation ("PBGC") premiums required to be paid with respect to Saratoga Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on Saratoga's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each Saratoga Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on Saratoga's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no Saratoga Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an Saratoga Benefit Plan) Code section 412 (whether or not waived); (I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no Saratoga Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

          (iv) Except as set forth in Section 3.1(k)(iv) of the Saratoga Disclosure Schedule, with respect to each of the Saratoga Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (v) Except as set forth on Section 3.1(k)(v) of the Saratoga Disclosure Schedule, no Saratoga Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of Saratoga or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from Saratoga under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.1(k)(v) of the Saratoga Disclosure Schedule. Except as set forth in
     Section 3.1(k)(v) of the Saratoga Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

     (l) Subsidiaries. Section 3.1(l) of the Saratoga Disclosure Schedule lists all the Subsidiaries of Saratoga. Saratoga owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by Saratoga or by another of its Subsidiaries are fully paid and nonassessable and are owned by Saratoga or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither Saratoga nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of Saratoga, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

     (m)  Agreements  with  Bank or Other  Regulators.  Except  as set  forth in
Section 3.1(m) of the Saratoga Disclosure Schedule, neither Saratoga nor any Subsidiary of Saratoga is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by Saratoga or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has Saratoga or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     (n) Absence of Certain Changes or Events. Except as set forth in Section 3.1(n) of the Saratoga Disclosure Schedule, since December 31, 1998, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of Saratoga or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Saratoga, and (ii) Saratoga and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither Saratoga nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required SJNB's consent pursuant to Section 4.1 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has Saratoga or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

     (o) Undisclosed Liabilities. Except as set forth in Section 3.1(o) of the Saratoga Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the consolidated statement of financial condition at December 31, 1998 of Saratoga referred to in
Section 3.1(d) or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 and which are not material to Saratoga and its Subsidiaries taken as a whole, none of Saratoga or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on Saratoga. No agreement pursuant to which any loans or other assets have been or will be sold by Saratoga or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Saratoga or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause Saratoga or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Saratoga or its Subsidiaries.

     (p) Governmental Reports. Saratoga and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in
Section 3.1(p) of the Saratoga Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of Saratoga and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Saratoga, investigation into the business or operations of Saratoga or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.1(p) of the Saratoga Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Saratoga or any of its Subsidiaries.

     (q) Environmental Liability. (i) Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, to the best knowledge of Saratoga, there are no pending or threatened claims, actions or proceedings against Saratoga or SNB relating to:

          (A) any asserted liability of Saratoga or any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property (as defined herein) under any Environmental Law (as defined herein), including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

          (B) any handling, storage, use or disposal of Hazardous Substances (as defined herein) on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

          (C) any actual or threatened discharge, release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

          (D) any actual or asserted claims for personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

     (ii) Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, to the best knowledge of Saratoga, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of Saratoga or any Subsidiary of Saratoga) and, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, to the best knowledge of Saratoga, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in Section 3.1(q) of the Saratoga Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

     (iii) To the best knowledge of Saratoga, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity (as defined herein) into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of Saratoga, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to SJNB.

     (iv) To the best knowledge of Saratoga, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, Saratoga and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

     (v) To the best  knowledge  of  Saratoga,  except as set  forth in  Section
3.1(q) of the Saratoga Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

     (vi) Saratoga has provided SJNB with copies of all material notices posted by it under any Environmental Law with respect to the Real Property at which the business of Saratoga or its Subsidiaries is conducted, including without limitation, notices required under California Health & Safety Code section 25359.7.

     (vii) All properties held by Saratoga or its Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Saratoga, and Saratoga enjoys quiet and peaceful possession of such leased property. Saratoga and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

     (viii) Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, all of Saratoga's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.1(q)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

     (ix) For purposes of this Section 3.1(q) and Section 3.2(q) only, the following terms shall have the indicated meaning:

          "Business" means the business conducted at any Real Property (as defined below).

          "Environmental Law" means any and all applicable federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to the environment, or to any Hazardous Substances.

          "Hazardous Substances" means any chemical, compound, material, mixture, living organism or substance that is now defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," or "toxic pollutants," such materials, including without limitation, oil, waste oil, petroleum, waste petroleum, polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

          "Real Property" means all interests in real property of Saratoga or its Subsidiaries (with respect to Section 3.1) or SJNB or its Subsidiaries (with respect to Section 3.2), including without limitation, interests in fee, leasehold, interest as mortgagee or secured party, or option or contract to purchase or acquire.

          "Reportable Quantity" means the quantity set forth in 40 C.F.R. Part 302 as it is in effect on the effective date of this Agreement for the particular Hazardous Substances set forth therein. With respect to Hazardous Substances not listed in that part, if any, "reportable quantity" means that quantity which, if released, would be required to be reported to a Governmental Entity pursuant to applicable Environmental Law. "Reportable Quantity" shall be determined based on a single release or series of related releases or threatened releases.

     (r) Properties. Except as set forth in Section 3.1(r) of the Saratoga Disclosure Schedule, Saratoga or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the Saratoga Consolidated Financial Statements as being owned by Saratoga or its Subsidiaries or acquired after the date thereof which are material to the business of Saratoga on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of SNB securing deposits incurred in the ordinary course of its banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the Saratoga Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of Saratoga, the lessor. Except as set forth in Section 3.1(r) of the Saratoga Disclosure Schedule, all real properties owned by Saratoga or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

     (s) Transactions with Affiliates. Except as set forth in Section 3.1(s) of the Saratoga Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since December 31, 1998, neither Saratoga nor SNB has extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of Saratoga or SNB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act. Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

     (t) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except for First Security Van Kasper whose fees and expenses will be paid by Saratoga in accordance with Saratoga's agreement with such firm (a copy of which agreement has been delivered to SJNB prior to the date of this Agreement).

     (u) Intellectual Property. Except as set forth in Section 3.1(u) of the Saratoga Disclosure Schedule, Saratoga and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Saratoga Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such Saratoga Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Saratoga. Neither Saratoga nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of Saratoga, there are no infringements of or conflicts with, the rights of others with respect to the use of any Saratoga Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Saratoga.

     (v) Pooling of Interests. Except as set forth in Section 3.1(v) of the Saratoga Disclosure Schedule, as of the date of this Agreement, Saratoga has no reason (in respect to matters pertaining to Saratoga existing as of the date hereof or expected to exist as of the Closing Date) to believe that Saratoga will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

     (w) Opinion of Financial Advisor. Saratoga has received the written opinion of First Security Van Kasper dated the date hereof, to the effect that, as of such date, subject to the limitations and conditions contained therein, the consideration to be received by the holders of Saratoga Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

     (x) Community Reinvestment Act Compliance. SNB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and neither Saratoga nor SNB has any knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in SNB failing to be in substantial compliance with such provisions or having its current rating lowered.

     (y) Year 2000 Readiness. Saratoga and its Subsidiaries have a plan and organization in place to minimize any material adverse effect caused by the failure of any system, equipment or product which is material to their respective operations or financial condition to be Year 2000 Ready (as defined below). Such plan addresses, at a minimum, the issues set forth in the statements of the Federal Financial Institutions Examination Council ("FFIEC"), dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as well as any other statements of the FFIEC related to the Year 2000, as such issues might affect Saratoga and its Subsidiaries. Saratoga has provided to SJNB a complete and accurate copy of the plan, which includes Saratoga's Year 2000 organization and an estimate of anticipated associated costs. Saratoga is using its best efforts to implement such plan, which includes seeking assurances from its vendors and suppliers that such vendors' and suppliers' products and services which are material to its operations are Year 2000 Ready, replacing any material products and services supplied by such vendors or suppliers which are not Year 2000 Ready with new products and services which are Year 2000 Ready, and/or working with such vendors and suppliers to achieve Year 2000 Readiness with respect to such material products and services. Such plan shall also establish procedures to evaluate, manage and mitigate Year 2000-related risks to Saratoga posed by material customers of Saratoga or any of its Subsidiaries who may not themselves be Year 2000 Ready. Neither Saratoga nor its Subsidiaries have received, or expect to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3 (SUP), dated March 4, 1998). As used herein, the term "Year 2000 Ready" shall mean that the functionality and the performance of any system or piece of equipment will not be materially adversely affected as a result of the date change for any date on or after January 1, 2000, including leap year calculations, and that, to the extent applicable to normal operating specifications, the system or equipment will in all material respects accurately accept, store, retrieve, calculate, compare and otherwise process dates of January 1, 2000 and later.

     (z) Insurance. Saratoga has previously delivered to SJNB a list identifying all insurance policies maintained on behalf of Saratoga and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of Saratoga or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of Saratoga and its Subsidiaries are in full force and effect, to the best knowledge of Saratoga, Saratoga and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither Saratoga nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by Saratoga and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to Saratoga and its Subsidiaries. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of Saratoga and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on Saratoga. Neither Saratoga nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Saratoga nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and Saratoga has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of Saratoga or any Saratoga Subsidiary.

     (aa) Loans and Other Assets.

     (i) Saratoga has disclosed to SJNB prior to the date hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by Saratoga or any of its Subsidiaries that have been classified by any Bank Regulator, Saratoga's independent auditors, or the management of Saratoga or any Subsidiary of Saratoga as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to SJNB prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss", or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. Saratoga regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. Saratoga has disclosed to SJNB the amounts and identities of all other real estate owned ("OREO") that has been classified as such as of the date hereof by Saratoga's independent auditors, management of Saratoga or any Bank Regulator and will have promptly disclosed to SJNB prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of Saratoga and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. Saratoga and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

     (ii) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of Saratoga and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to Saratoga (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to SJNB in Section 3.1(aa)(ii) of the Saratoga Disclosure Schedule or reserved for in the consolidated statement of financial condition of Saratoga as of December 31, 1998 referred to in Section 3.1(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Saratoga and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Saratoga and its Subsidiaries.

     (ab) Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the ordinary course of business and except as described in Section 3.1(ab) of the Saratoga Disclosure Schedule, none of the investments reflected in the consolidated statement of financial condition of Saratoga as of December 31, 1998 referred to in Section 3.1(d), and none of the investments made by Saratoga and its Subsidiaries since December 31, 1998, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Saratoga or its Subsidiaries freely to dispose of such investment at any time.

     (ac) No Brokered Deposits. Except as described in Section 3.1(ac) of the Saratoga Disclosure Schedule, as of the date hereof, neither Saratoga nor any of its Subsidiaries now has any "brokered deposits" as such deposits are defined by applicable regulations of the OCC as of the date hereof.

     (ad) Derivatives  Contracts;  Structured Notes; Etc. Except as set forth in
Section 3.1(ad) of the Saratoga Disclosure Schedule, neither Saratoga nor any Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(1)are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by Saratoga to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Saratoga or one of its Subsidiaries and, to the best knowledge of Saratoga, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Saratoga and each of its Subsidiaries and, to the best knowledge of Saratoga, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on Saratoga.

     (ae) Labor Matters. Neither Saratoga nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     3.2 Representations and Warranties of SJNB. SJNB represents and warrants to Saratoga as follows:

     (a) Organization, Standing and Power. SJNB is a bank holding company registered under the BHC Act. The deposit accounts of SJNB's bank Subsidiaries are insured by the BIF of the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. SJNB and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on SJNB. The Articles of Incorporation or Association and By-laws of each of SJNB, and each Subsidiary of SJNB, copies of which were previously made available to Saratoga, are true, complete and correct. The minute books of SJNB and its Subsidiaries which have been made available to Saratoga contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

     (b) Capital Structure; Ownership of SJNB Common Stock.

          (i) The authorized capital stock of SJNB consists of 20,000,000 shares of SJNB Common Stock and 5,000,000 shares of preferred stock, no par value (the "SJNB Preferred Stock"), of which (A) as of August 25, 1999, 2,350,118 shares of SJNB Common Stock were outstanding (none having been issued thereafter except from the exercise of SJNB Options) and (B) as of the date hereof, no shares of SJNB Preferred Stock are outstanding. All outstanding shares of SJNB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. At the Effective Time, the SJNB Common Stock to be issued hereunder will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

          (ii) Except for this Agreement and except as set forth in Section 3.2(b)(ii) of the disclosure schedule of SJNB delivered to Saratoga on the date hereof (the "SJNB Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which SJNB or any of its Subsidiaries or Affiliates is a party or by which any of the foregoing are bound obligating SJNB or any of its Subsidiaries or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SJNB or any of its Subsidiaries or obligating SJNB or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of SJNB or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of SJNB or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of SJNB or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.2(b)(ii) of the SJNB Disclosure Schedule, there is no agreement of any kind to which SJNB is a party and, to the knowledge of SJNB (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote (x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, SJNB or any of its Subsidiaries.

          (iii)  Neither  SJNB  nor  any of its  Subsidiaries  or,  to the  best knowledge of SJNB, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of SJNB, securities of SJNB convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is SJNB or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of SJNB or any such other securities, options, warrants or other rights.

          (iv) No shares of SJNB Common Stock held directly or indirectly by SJNB are Trust Account Shares or DPC Shares.

     (c) Authority; No Violation.

          (i) SJNB has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SJNB, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of SJNB Common Stock (the "SJNB Shareholder Approval"). The SJNB Shareholder Approval is the only vote of any class or series of SJNB capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by SJNB and (assuming due authorization, execution and delivery by Saratoga and SNB) constitute the valid and binding obligation of SJNB enforceable against SJNB in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. San Jose National Bank has full corporate power and authority to consummate the Bank Merger.

          (ii) Except as set forth in Section 3.2(c)(ii) of the SJNB Disclosure Schedule, the execution and delivery by SJNB of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to, (x) any provision of the articles of incorporation or association or by-laws or comparable organizational documents of SJNB or any Subsidiary of SJNB, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, SJNB Benefit Plan (as defined in Section 3.2(k)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SJNB or any Subsidiary of SJNB or its properties or assets, which Violation, in the case of clause
     (y), individually or in the aggregate, would have a material adverse effect on SJNB.

          (iii)  No   consent,   approval,   order  or   authorization   of,  or
     registration, declaration or filing with, any Governmental Entity is required by or with respect to SJNB or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by SJNB of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on SJNB or on the ability of SJNB to perform its obligations hereunder or thereunder on a timely basis, or on SJNB's ability to own, possess or exercise the rights of an owner with respect to the business and assets of Saratoga and its Subsidiaries, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act and approval of same, (B) the filing by Saratoga and SJNB with the SEC of the Proxy Statement in definitive form relating to the meetings of the shareholders of Saratoga and SJNB to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) the filing by SJNB with the SEC of a registration statement on Form S-4 (the "S-4") with respect to the SJNB Common Stock issuable pursuant hereto, (D) approval for listing upon official notice of issuance on the NASDAQ National Market of the SJNB Common Stock issuable pursuant hereto, (E) compliance with applicable state blue sky laws, and (F) the filing with the Secretary of State of the State of California of the Agreement of Merger.

     (d) Financial Statements. SJNB has previously delivered to Saratoga copies of (a) the consolidated statements of financial condition of SJNB and its Subsidiaries, as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in SJNB's Annual Reports on Form 10-K for the relevant fiscal years filed with the SEC under the Exchange Act, in each case accompanied by the report of KPMG LLP, independent auditors with respect to SJNB (the consolidated financial statements of SJNB and its Subsidiaries referred to in this sentence being hereinafter sometimes referred to as the "SJNB Consolidated Financial Statements"). Each of the financial statements referred to in this Section 3.2(d) (including the related notes, where applicable) fairly present, and the consolidated financial statements referred to in Section 5.14 hereof will fairly present (subject in the cases of the unaudited statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of SJNB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 5.14 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.14 will be, prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of SJNB and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

     (e) SJNB SEC Documents. SJNB has made available to Saratoga a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by SJNB with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to section 13(g) of the Exchange
Act), since December 31, 1997 (as such documents have since the time of their filing been amended, the "SJNB SEC Reports"), which are all the documents (other than preliminary material and reports required pursuant to section 13(g) of the Exchange Act) that SJNB was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the SJNB SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SJNB SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SJNB included in the SJNB SEC Reports (including any related notes and schedules thereto) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of SJNB and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

     (f) SJNB Information Supplied. None of the information supplied or to be supplied by SJNB for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of shareholders of SJNB (the "SJNB Shareholders' Meeting") at which the SJNB Shareholder Approval will be sought or for inclusion in the S-4 will, at the date of mailing to shareholders of SJNB and at the time of the SJNB Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the SJNB Shareholders' Meeting which has become false or misleading.

     (g) Compliance with Applicable Laws. SJNB and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of SJNB and its Subsidiaries, taken as a whole (the "SJNB Permits"). SJNB and its Subsidiaries are in compliance and have complied with the terms of the SJNB Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on SJNB. The businesses of SJNB and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on SJNB. Except for routine examinations by Bank Regulators, no investigation by any Governmental Entity with respect to SJNB or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the SJNB Permits. SJNB and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

     (h) Litigation. Except as set forth in Section 3.2(h) of the SJNB Disclosure Schedule, to the best knowledge of SJNB, there is no Litigation pending to which SJNB or any Subsidiary of SJNB is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of SJNB, threatened against or affecting SJNB or any Subsidiary of SJNB, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on SJNB or on the ability of SJNB to perform its obligations under this Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SJNB or any Subsidiary of SJNB.

     (i) Taxes. SJNB and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. SJNB and each of its Subsidiaries have timely paid (or SJNB has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to Saratoga reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by SJNB and its Subsidiaries accrued through the date of such financial statements. SJNB and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against SJNB or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.2(i) of the SJNB Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of SJNB and its Subsidiaries, other than with respect to taxes not yet due and payable,
(ii) no material issue relating to taxes of SJNB and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of SJNB, does any basis exist for the raising of any such issue, (iii) SJNB and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of SJNB nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.2(i) of the SJNB Disclosure Schedule, there is no contract or agreement, plan or arrangement by SJNB or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by SJNB or any of its Subsidiaries by reason of section 280G of the Code, (vi) SJNB and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither SJNB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of SJNB nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. None of SJNB nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

     (j) Certain Agreements. Section 3.2(j) of the SJNB Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which SJNB or any of its Subsidiaries is a party or by or to which SJNB or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of SJNB or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SJNB of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where SJNB or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to SJNB or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by SJNB or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which SJNB or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting SJNB or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring SJNB or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by SJNB or any of its Subsidiaries, or the direct or indirect guaranty by SJNB or any of its Subsidiaries of any obligation for, or an agreement by SJNB or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of SJNB or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract required to be filed by SJNB pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to Saratoga true and complete copies of all of the contracts and other agreements set forth in Section 3.2(j) of the SJNB Disclosure Schedule and in any other Section of the SJNB Disclosure Schedule. Except as set forth in Section 3.2(j) of the SJNB Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of SJNB or its Subsidiaries, as the case may be, and to the best knowledge of SJNB, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither SJNB nor any Subsidiary of SJNB has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of SJNB or any of its Subsidiaries or (to the best knowledge of SJNB) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on SJNB.

     (k) Benefit Plans.

          (i) Section 3.2(k) of the SJNB Disclosure Schedule contains a true and complete list of each Benefit Plan that is sponsored or is being maintained or contributed to, or required to be contributed to, by SJNB or any of its Subsidiaries (the "SJNB Benefit Plans"). No SJNB Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

          (ii) With respect to each SJNB Benefit Plan, SJNB has delivered to Saratoga a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument;
     (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by SJNB or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any SJNB Benefit Plan; and (D) except as described in Section 3.2(k)(ii) of the SJNB Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and
     (III) actuarial valuation reports.

          (iii) Except as set forth in Section 3.2(k) of the SJNB Disclosure Schedule, (A) each SJNB Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each SJNB Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any SJNB Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither SJNB nor any other party has engaged in a prohibited transaction which could subject SJNB or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject SJNB or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and PBGC premiums required to be paid with respect to SJNB Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on SJNB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each SJNB Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on SJNB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no SJNB Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an SJNB Benefit Plan) Code section 412 (whether or not waived); (I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no SJNB Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

          (iv) Except as set forth in Section 3.2(k)(iv) of the SJNB Disclosure Schedule, with respect to each of the SJNB Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (v) Except as set forth on Section 3.2(k)(v) of the SJNB Disclosure Schedule, no SJNB Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of SJNB or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from SJNB under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.2(k)(v) of the SJNB Disclosure Schedule. Except as set forth in Section 3.2(k)(v) of the SJNB Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

     (l) Subsidiaries. Section 3.2(1) of the SJNB Disclosure Schedule lists all the Subsidiaries of SJNB. SJNB owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by SJNB or by another of its Subsidiaries are fully paid and nonassessable and are owned by SJNB or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither SJNB nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of SJNB, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

     (m)  Agreements  with  Bank or Other  Regulators.  Except  as set  forth in
Section 3.2(m) of the SJNB Disclosure Schedule, neither SJNB nor any Subsidiary of SJNB is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by SJNB or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has SJNB or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     (n) Absence of Certain Changes or Events. Except as set forth in Section 3.2(n) of the SJNB Disclosure Schedule, since December 31, 1998, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of SJNB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on SJNB, and (ii) SJNB and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither SJNB nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required Saratoga's consent pursuant to Section 4.2 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has SJNB or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

     (o) Undisclosed Liabilities. Except as set forth in Section 3.2(o) of the SJNB Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the consolidated statement of financial condition at December 31, 1998 of SJNB referred to in Section 3.2(d) or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 and which are not material to SJNB and its Subsidiaries taken as a whole, none of SJNB or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on SJNB. No agreement pursuant to which any loans or other assets have been or will be sold by SJNB or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by SJNB or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause SJNB or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against SJNB or its Subsidiaries.

     (p) Governmental Reports. SJNB and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in
Section 3.2(p) of the SJNB Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of SJNB and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of SJNB, investigation into the business or operations of SJNB or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.2(p) of the SJNB Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of SJNB or any of its Subsidiaries.

     (q) Environmental Liability. (i) Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, to the best knowledge of SJNB, there are no pending or threatened claims, actions or proceedings against SJNB relating to:

          (A) any asserted liability of SJNB or any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property under any Environmental Law, including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

          (B) any handling, storage, use or disposal of Hazardous Substances on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

          (C) any actual or threatened discharge, release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

          (D) any actual or asserted claims for personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

     (ii) Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, to the best knowledge of SJNB, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of SJNB or any Subsidiary of
SJNB) and, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, to the best knowledge of SJNB, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in
Section 3.2(q) of the SJNB Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

     (iii) To the best knowledge of SJNB, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of SJNB, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to SJNB.

     (iv) To the best knowledge of SJNB, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, SJNB and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

     (v) To the best knowledge of SJNB, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

     (vi) SJNB has provided Saratoga with copies of all material notices posted by it under any Environmental Law with respect to the Real Property at which the business of SJNB or its Subsidiaries is conducted, including without limitation, notices required under California Health & Safety Code section 25359.7.

     (vii) All properties held by SJNB or its Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of SJNB, and SJNB enjoys quiet and peaceful possession of such leased property. SJNB and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

     (viii) Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, all of SJNB's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.2(q)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

     (r) Properties. Except as set forth in Section 3.2(r) of the SJNB Disclosure Schedule, SJNB or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the SJNB Consolidated Financial Statements as being owned by SJNB or its Subsidiaries or acquired after the date thereof which are material to the business of SJNB on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of San Jose National Bank securing deposits incurred in the ordinary course of its banking business and
(C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the SJNB Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of SJNB, the lessor. Except as set forth in
Section 3.2(r) of the SJNB Disclosure Schedule, all real properties owned by SJNB or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

     (s) Transactions with Affiliates. Except as set forth in Section 3.2(s) of the SJNB Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since December 31, 1998, SJNB has not extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of SJNB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act. Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

     (t) No Broker or Finder. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement

     (u) Intellectual Property. Except as set forth in Section 3.2(u) of the SJNB Disclosure Schedule, SJNB and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "SJNB Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such SJNB Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on SJNB. Neither SJNB nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of SJNB, there are no infringements of or conflicts with, the rights of others with respect to the use of any SJNB Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on SJNB.

     (v) Pooling of Interests. Except as set forth in Section 3.2(v) of the SJNB Disclosure Schedule, as of the date of this Agreement, SJNB has no reason (in respect to matters pertaining to SJNB existing as of the date hereof or expected to exist as of the Closing Date) to believe that SJNB will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

     (w) Community Reinvestment Act Compliance. San Jose National Bank is in substantial compliance with the applicable provisions of the CRA and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and SJNB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in San Jose National Bank failing to be in substantial compliance with such provisions or having its current rating lowered.

     (x)  Year  2000  Readiness.  SJNB  and  its  Subsidiaries  have a plan  and organization in place to minimize any material adverse effect caused by the failure of any system, equipment or product which is material to their respective operations or financial condition to be Year 2000 Ready. Such plan addresses, at a minimum, the issues set forth in the statements of the FFIEC, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as well as any other statements of the FFIEC related to the Year 2000, as such issues might affect SJNB and its Subsidiaries. SJNB has provided to Saratoga a complete and accurate copy of the plan, which includes SJNB's Year 2000 organization and an estimate of anticipated associated costs. SJNB is using its best efforts to implement such plan, which includes seeking assurances from its vendors and suppliers that such vendors' and suppliers' products and services which are material to its operations are Year 2000 Ready, replacing any material products and services supplied by such vendors or suppliers which are not Year 2000 Ready with new products and services which are Year 2000 Ready, and/or working with such vendors and suppliers to achieve Year 2000 Readiness with respect to such material products and services. Such plan shall also establish procedures to evaluate, manage and mitigate Year 2000-related risks to SJNB posed by material customers of SJNB or any of its Subsidiaries who may not themselves be Year 2000 Ready. Neither SJNB nor its Subsidiaries have received, or expect to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3 (SUP), dated March 4, 1998).

     (y) Insurance. SJNB has previously delivered to Saratoga a list identifying all insurance policies maintained on behalf of SJNB and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of SJNB or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of SJNB and its Subsidiaries are in full force and effect, to the best knowledge of SJNB, SJNB and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither SJNB nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by SJNB and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank
holding   companies   comparable  in  size  and   operations  to  SJNB  and  its
Subsidiaries. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of SJNB and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on SJNB. Neither SJNB nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither SJNB nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and SJNB has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of SJNB or any SJNB Subsidiary.

     (z) Loans and Other Assets.

     (i) SJNB has disclosed to Saratoga prior to the date hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by SJNB or any of its Subsidiaries that have been classified by any Bank Regulator, SJNB's independent auditors, or the management of SJNB or any Subsidiary of SJNB as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss," or classified using categories with similar import, and will have disclosed promptly to Saratoga prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss", or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. SJNB regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. SJNB has disclosed to Saratoga the amounts and identities of all OREO that has been classified as such as of the date hereof by SJNB's independent auditors, management of SJNB or any Bank Regulator and will have promptly disclosed to Saratoga prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of SJNB and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. SJNB and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

     (ii) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of SJNB and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to SJNB (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to Saratoga in Section 3.2(z)(ii) of the SJNB Disclosure Schedule or reserved for in the consolidated statement of financial condition of SJNB as of December 31, 1998 referred to in Section 3.2(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. SJNB and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of SJNB and its Subsidiaries.

     (aa) Derivatives  Contracts;  Structured Notes; Etc. Except as set forth in
Section 3.2(aa) of the SJNB Disclosure Schedule, neither SJNB nor any Subsidiary is a party to or has agreed to enter into a Derivatives Contract or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by SJNB to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of SJNB or one of its Subsidiaries and, to the best knowledge of SJNB, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. SJNB and each of its Subsidiaries and, to the best knowledge of SJNB, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on SJNB.

     (ab) Labor Matters. Neither SJNB nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of Saratoga. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that SJNB shall otherwise consent in writing, which consent shall not be unreasonably withheld) Saratoga agrees that it will and will cause each of its Subsidiaries to carry on the business of Saratoga and each of its Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact the present business organizations of Saratoga and each of its Subsidiaries, maintain the rights and franchises of, and preserve the relationships with customers, suppliers and others having business dealings with, Saratoga and each of its Subsidiaries to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Saratoga shall not, and shall not permit any of its Subsidiaries to, without the prior consent of SJNB in writing:

          (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid by Saratoga in the past 12 months and dividends by a wholly owned Subsidiary of Saratoga to Saratoga, (ii) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iv) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of Saratoga or any securities convertible into or exercisable for any shares of such capital stock;

          (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than issuances of Saratoga Common Stock pursuant to the exercise of Saratoga Options;

          (c)  except  as  required  to  perform  its  obligations   under  this
     Agreement, amend or propose to amend its Articles of Incorporation or its By-laws or other organizational documents or that of any Subsidiary;

          (d) (i) enter into any new material line of business, (ii) change its lending, investment, liability management and other material banking policies in any respect which is material to Saratoga, except as required by law or by policies imposed by a Bank Regulator, or (iii) except as set forth in Section 4.1(d) of the Saratoga Disclosure Schedule, incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice but in no event for more than $10,000 as to any one such item or $50,000 as to all such items in the aggregate;

          (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation,
     partnership,   association  or  other  business  organization  or  division thereof; provided, however, that the foregoing shall not prohibit foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business consistent with past practice;

          (f) sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Saratoga), which are material, individually or in the aggregate, to Saratoga, other than in the ordinary course of business consistent with past practice;

          (g) incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Saratoga or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) indebtedness of any Subsidiary of Saratoga to Saratoga or to another Subsidiary of Saratoga, (ii) deposits taken in the ordinary course of business consistent with past practice, or
     (iii) renewals or extensions of existing long-term indebtedness without any change in the material terms thereof;

          (h) intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in
     Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.3(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of SJNB or Saratoga to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g);

          (i) change the methods of accounting of Saratoga or any of its Subsidiaries, except as required by changes in GAAP as concurred in by such party's independent auditors;

          (j) (i) enter into, adopt, amend (except for technical amendments and such amendments as may be required by law) or terminate any Saratoga Benefit Plan or any other Benefit Plan or any agreement, arrangement, plan or policy between Saratoga or any of its Subsidiaries and one or more of its directors or officers, increase in any manner the compensation or fringe benefits of any director, officer or employee of Saratoga or any of its Subsidiaries (provided, that Saratoga or any of its Subsidiaries may increase the compensation of any such director, officer or employee in a manner consistent with Saratoga's present policies, procedures and plans in effect for the calendar year 1999, all of which policies, procedures and plans have been previously provided to SJNB and, in connection with any increase in compensation of officers, said increases shall be deemed consistent with Saratoga's present policies so long as the annual increase for each officer is four percent (4%) or less; provided, however that, notwithstanding the foregoing, Saratoga or its Subsidiaries shall not increase the compensation or fringe benefits of any director, officer or employee of Saratoga or any of its Subsidiaries with an annual base salary in excess of $40,000 (except for annual compensation increases for officers of four percent (4%) or less) without obtaining the prior written consent of SJNB (which consent shall not be unreasonably withheld)) or pay or grant any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares or any similar awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,
     (ii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of Saratoga or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iii) with respect to any Saratoga Benefit Plan which is a defined benefit or defined contribution pension plan, permit or cause (A) a consolidation or merger of any such Saratoga Benefit Plan, (B) a spin-off involving any such Saratoga Benefit Plan, (C) a transfer of assets and/or liabilities from or to any such Saratoga Benefit Plan, or (D) any similar transaction involving any such Saratoga Benefit Plan;

          (k) enter into any contract  that would be required to be disclosed on
     Section 3.1(j) of the Saratoga Disclosure Schedule or renew or terminate any contract listed in Section 3.1(j) of the Saratoga Disclosure Schedule through any volitional conduct, other than renewals of contracts or leases for a term of one year or less without material adverse changes to the terms thereof;

          (l) commit to or renew any real estate secured or construction loan with a principal amount exceeding $1,500,000 or any commercial loan with a principal amount exceeding $500,000; provided, however, that if any new loan commitment or loan renewal involves a loan to a borrower (or his associates (as defined in Rule 405 under the Securities Act) and Affiliates) who has (A) any other classified or criticized asset, (B) a total lending relationship of $250,000 or more, or (C) a renewal involving a classified or criticized asset, then the relevant loan amount subject to this subsection shall be $250,000; provided, further, however, that any such loan or renewal which is in excess of the applicable amount specified in this subsection shall not be made or committed to be made unless Saratoga shall have given SJNB at least one Business Day's advance written notice of the proposal to make such loan commitment or renewal, which written notice shall provide SJNB the same information provided to the relevant loan committee (or loan officer, if no committee approval is required) of Saratoga or the applicable Saratoga Subsidiary, and shall have furnished SJNB with such other information as SJNB may reasonably have requested;

          (m) issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

          (n) engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

          (o) settle any claim, action or proceeding involving money damages involving a payment in excess of $50,000 as to any such matter, or settle any other matter not involving money damages which is material to Saratoga;

          (p) except as required by GAAP or applicable law or regulation, change or make any tax elections, change any method of accounting with respect to taxes, file any amended tax return, or settle or compromise any federal, state, local or foreign material tax liability;

          (q) except as set forth in Section 4.1(q) of the Saratoga Disclosure Schedule, make an application for the opening, relocation or closing of, or open, relocate or close any branch or loan production office;

          (r) except as described in Section 4.1(r) of the Saratoga Disclosure Schedule, enter into any securitization or similar transactions with respect to any loans, leases or other assets of Saratoga or any of its Subsidiaries; or

          (s) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.1.

     4.2 Covenants of SJNB.

     (a) During the period from the date of this Agreement and continuing until the Effective Time, SJNB agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Saratoga shall otherwise consent in writing, which consent shall not be unreasonably withheld), SJNB will and will cause each of its Subsidiaries to carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, SJNB shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Saratoga in writing:

          (i) except as required to perform its obligations under this Agreement, amend or propose to amend its Articles of Incorporation or its By-laws in a manner that would materially and adversely affect its ability to perform its obligations under this Agreement or consummate the transactions contemplated hereunder, or otherwise materially and adversely affect the rights, powers and privileges of the shares of SJNB Common Stock to be issued in the Merger;

          (ii) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount substantially equivalent to dividends paid in the year prior to the date hereof and dividends by a wholly owned Subsidiary of SJNB to SJNB, (ii) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iv) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of SJNB or any securities convertible into or exercisable for any shares of such capital stock; provided, however, that nothing in this Agreement shall restrict SJNB from taking actions involving the authorization, approval or adoption of a shareholders' rights plan or taking any other action incidental thereto;

          (iii) change the methods of accounting of SJNB or any of its Subsidiaries (including any changes in accounting with respect to taxes), except as required by changes in GAAP as concurred in by such party's independent auditors;

          (iv) intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in
     Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.2(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of SJNB or Saratoga to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g); or

          (v) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.2(a).

     (b) SJNB shall use all commercially reasonable efforts to publish as soon as practicable after the end of the quarter in which there are at least thirty
(30) days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Release No. 135.

     (c) During the period from the date of this Agreement and continuing until the Effective Time, SJNB shall not accept any offer from or enter into any agreement with any third party regarding a Takeover Proposal (as defined in Section 5.4(a), however, references therein to Saratoga shall be deemed for purposes of this Section 4.2(c) to refer to SJNB) of SJNB with any other entity unless such offer or agreement is expressly conditioned upon the performance by SJNB or its successor in interest of its obligations under this Agreement. Notwithstanding the foregoing, the Board of Directors of SJNB, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors of SJNB based on the advice of independent counsel, may (subject to the following sentence) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve, recommend or enter into an agreement with respect to any Takeover Proposal pursuant to Section 7.1(e)(ii), or terminate this Agreement, in each case at any time after the third business day following Saratoga's receipt of a written notice advising Saratoga that the Board of Directors of SJNB has received such a Takeover Proposal, specifying the material terms and conditions of such Takeover Proposal and identifying the Person making such Takeover Proposal (it being understood that any amendment to such Takeover Proposal shall necessitate an additional three business day period). If SJNB proposes to enter into an agreement with respect to any Takeover Proposal pursuant to Section 7.1(e)(ii), it shall concurrently with entering into such agreement pay, or cause to be paid, to Saratoga the Termination Fee in accordance with the provisions of Section 7.1(e)(ii).

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Regulatory Matters.

     (a) Saratoga and SJNB shall promptly prepare and file with the SEC a Proxy Statement, and SJNB shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus, and one or more registration statements or amendments to existing registration statements under the Securities Act for the purpose of registering the maximum number of shares of SJNB Common Stock to which the option holders of Saratoga may be entitled pursuant to Section 2.6 at or after the Effective Time. Each of SJNB and Saratoga shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Saratoga and SJNB shall thereafter promptly mail the Proxy Statement to their respective shareholders.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Agreements (including without limitation the Merger and the Bank Merger). SJNB and Saratoga shall have the right to review in advance and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Saratoga or SJNB, as the case may be, and any of their respective Subsidiaries which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) SJNB and Saratoga shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of SJNB, Saratoga or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) SJNB and Saratoga shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 6.1(b)) will not be obtained or that the receipt of any such approval will be materially delayed.

     5.2 Access to Information. Upon reasonable notice, Saratoga and SJNB shall (and shall cause each of their respective Subsidiaries to) afford to the other and their representatives and advisors access, during normal business hours during the period prior to the Closing Date, to all the properties, books, contracts, commitments and records of Saratoga (in the case of Saratoga) and of SJNB (in the case of SJNB) and, during such period, each of Saratoga and SJNB shall (and shall cause each of their respective Subsidiaries to) make available to the other and their representatives and advisors (a) a copy of each report, schedule, registration statement and other document filed or received by Saratoga or SJNB, as the case may be, during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law or reports or documents which are subject to an attorney-client privilege or which constitute attorney work product) and (b) all other information concerning the business, properties and personnel of Saratoga or of SJNB, as the case may be, as such other party may reasonably request. SJNB will hold any such information with respect to Saratoga and its Subsidiaries which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated July 28, 1998, between Saratoga and SJNB (the
"Confidentiality Agreement"). Saratoga will hold all such information with respect to SJNB and its Subsidiaries which is nonpublic in confidence and will otherwise deal with such information to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, deeming, for purpose of this sentence, such information to be subject to the provisions of the Confidentiality Agreement as if such provisions applied by their terms to such information of SJNB and its Subsidiaries, as well as to such information of Saratoga and its Subsidiaries. No investigation by either SJNB, on the one hand, or Saratoga, on the other hand, shall affect the representations and warranties of the other.

     5.3 Shareholders' Meetings. (a) Saratoga shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement. Saratoga will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of Saratoga determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by Saratoga's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by Saratoga of information that is required to be disclosed in the Proxy Statement, or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of Saratoga may then be traded.

     (b) SJNB shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement. SJNB will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of SJNB determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by SJNB's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by SJNB of information that is required to be disclosed in the Proxy Statement, the S-4 or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of SJNB may then be traded.

     (c) Each of Saratoga and SJNB shall use all commercially reasonable efforts to cause such meetings of their respective shareholders to take place on or before November 12, 1999, or as soon thereafter as is reasonably practicable. Saratoga and SJNB shall coordinate and cooperate with respect to the timing of said meetings and the date on which the Saratoga Shareholders' Meeting shall be held.

     5.4 No Solicitations. (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Saratoga agrees that neither it, nor any of its Subsidiaries, Affiliates or agents shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (collectively, "Representatives") retained by it or any of its Subsidiaries, Affiliates or agents to, solicit, initiate or knowingly encourage the submission of, or enter into discussions or negotiations with or provide information to any person or group of persons (other than the respective parties to this Agreement) concerning, any Takeover Proposal (as defined below) or enter into any agreement with a third party relating to a Takeover Proposal or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or Affiliate of Saratoga or any of its Subsidiaries or any investment banker, attorney or other advisor or Representative of Saratoga or any of its Subsidiaries or Affiliates, whether or not such Person is purporting to act on behalf of Saratoga or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.4(a) by Saratoga. As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal or offer to acquire in any manner 20% or more of any class of equity securities of, or a merger, consolidation, business combination, sale, recapitalization, liquidation, dissolution or other disposition or similar transaction involving 20% or more of the assets of, Saratoga or any Significant Subsidiary of Saratoga, or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Saratoga or any Significant Subsidiary of Saratoga (other than pursuant to the transactions contemplated by this Agreement and the Stock Option Agreement). A "Significant Subsidiary" means any Subsidiary of a person that would constitute a Significant Subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

     (b) Except as set forth herein, neither the Board of Directors of Saratoga nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to SJNB, the approval or recommendation by the Board of Directors of Saratoga or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of Saratoga, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors of Saratoga based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as defined herein), enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the third business day following SJNB's receipt of a written notice advising SJNB that the Board of Directors of Saratoga has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal (it being understood that any amendment to a Superior Proposal shall necessitate an additional three business day period). In addition, if Saratoga proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to SJNB the Termination Fee in accordance with the provisions of Section 5.4(d). For purposes hereof, "Superior Proposal" shall mean any bona fide written Takeover Proposal by a third party on terms determined in good faith by the Board of Directors of Saratoga to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and (based on the advice of a financial advisor of nationally recognized reputation), if consummated to be more favorable to the shareholders of Saratoga from a financial point of view than the Merger.

     (c) In addition to the obligation of Saratoga set forth in paragraph (b) above, Saratoga promptly shall advise SJNB orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Person making any such request, Takeover Proposal or inquiry. Saratoga shall keep SJNB fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) If this Agreement is terminated pursuant to its terms other than by SJNB or Saratoga pursuant to Section 7.1(a), 7.1(b)(i) or 7.1(b)(ii), 7.1(c), 7.1(e)(ii), 7.1(f)(i)(2) or 7.1(f)(i)(3), 7.1(g), 7.1(i)(1) or 7.1(i)(2), or
other than by Saratoga pursuant to Section 7.1(e)(i), 7.1(f)(ii)(1) or 7.1(f)(ii)(2), or 7.1(h) (in the event that SJNB elects not to adjust the Exchange Ratio as provided in Section 7.1(h)), and an Acquisition Event (as defined herein) shall occur after the date hereof and within 18 months after the date of such termination, Saratoga shall pay promptly, but in no event later than two Business Days after the occurrence of such Acquisition Event, by wire transfer of immediately available Federal Funds to such account as SJNB shall designate, $1.3 million (the "Termination Fee") as liquidated damages to SJNB for such breach (but only if a Termination Fee shall not theretofore have been paid pursuant to Section 5.4(b) hereof, and provided, further that if Actual Expenses have been paid by Saratoga pursuant to the penultimate sentence of
Section 5.9, the Termination Fee payable shall be reduced by the amount of such Actual Expenses paid). For purposes hereof, "Acquisition Event" shall mean any of the following: (i) any Person (other than SJNB or any Subsidiary thereof) shall have acquired pursuant to a tender offer or otherwise beneficial ownership of 20% or more of the outstanding shares of Saratoga Common Stock; (ii) Saratoga or SNB shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than SJNB or a Subsidiary thereof) to (A) effect a merger, consolidation or similar transaction (or series of unrelated and non-integrated mergers, consolidations or similar transactions) involving Saratoga or SNB (other than a merger, consolidation or similar transaction in which those holders of Saratoga Common Stock outstanding immediately prior to each such transaction continue to own at least 80% of the Saratoga Common Stock outstanding immediately after such transaction), (B) sell, lease or otherwise dispose of assets of Saratoga or its Subsidiaries representing 20% or more of the consolidated assets of Saratoga and its Subsidiaries, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Saratoga or its Subsidiaries (but excluding a series of unrelated and non-integrated issues, sales or other dispositions).

     (e) Notwithstanding anything to the contrary contained herein, the aggregate amount of gain realized by SJNB pursuant to the Stock Option Agreement, when added to the Termination Fee, if any, received by SJNB, shall not in the aggregate exceed $2,200,000 as liquidated damages, and, in the event SJNB realizes gain in excess of such amount under the Stock Option Agreement when added to the Termination Fee, if any, from Saratoga, SJNB undertakes promptly to pay back to Saratoga, by wire transfer of immediately available funds, the amount of such excess.

     5.5 Legal Conditions.

     (a) Each of Saratoga and SJNB shall, and shall cause its respective Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and as promptly as practicable, (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Each of Saratoga and SJNB will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

     (b) Each of Saratoga and SJNB agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper or advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable best efforts to (i) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby,
(ii) defend any Litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages,
(iii) provide to counsel to the other party hereto representations and certifications as to such matters as such counsel may reasonably request in order to render the opinions referred to in Sections 6.2(d) and 6.3(c), and
(iv) to obtain the letters of the independent accountants referred to in Section 6.1(f).

     5.6 Employee Benefit Plans.

     (a) For purposes of all employee benefit plans of SJNB or its Subsidiaries in which the employees of Saratoga who shall remain in the employment of SJNB or its Subsidiaries after the Closing Date shall participate from and after such date (including all policies and employee fringe benefit programs, including vacation policies), and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to employees of Saratoga for vesting and eligibility purposes only for service previously credited with Saratoga or its Subsidiaries prior to the Effective Time to the extent that such crediting of service does not result in duplication of benefits; provided, however, that SJNB shall determine each employee's length of service in a manner consistent with the customary practice with respect to the employees of the SJNB Subsidiary by which they shall be employed. SJNB shall also cause each employee benefit plan in which employees of Saratoga participate from and after the Effective Time to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Benefit Plan immediately prior to the Effective Time or (ii) any waiting period limitation which would otherwise be applicable to an employee of Saratoga on or after the Effective Time to the extent such employee of Saratoga had satisfied any similar waiting period limitation under an analogous Benefit Plan prior to the Effective Time.

     (b) Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, SJNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all Benefit Plans, each as amended to the date hereof and as otherwise amended prior to the Closing Date in accordance with the terms of paragraph (e) hereof, and other contracts, arrangements, commitments or understandings described in the Saratoga Disclosure Schedule; provided, however, that this paragraph (b) shall be subject to the provisions of paragraph (d) hereof. SJNB and Saratoga hereby acknowledge that consummation of the Merger will constitute a "Change in Control" for purposes of all Benefit Plans, contracts, arrangements and commitments of Saratoga identified pursuant to
Section 3.1(k) that contain change in control provisions.

     (c) Saratoga and its Subsidiaries shall take all action necessary to ensure that no further mortgage loans will be made to employees and to amend any retiree medical plans so that no additional retirees shall become entitled to continuing medical insurance benefits thereunder.

     (d) Except as otherwise provided herein, nothing in this Section 5.6 shall be interpreted as preventing SJNB or its Subsidiaries after the Effective Time from amending, modifying or terminating any of the Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     (e) Saratoga agrees that the Saratoga Bank Savings Plan or any other 401(k) plans may be terminated, frozen, modified or merged into the appropriate SJNB qualified plans before or after the Effective Time, as determined by SJNB in its sole discretion; provided, however, that Saratoga shall not be required to take any such action prior to the Effective Time unless and until SJNB acknowledges that all material conditions to its obligation to consummate the Merger herein have been satisfied or waived and SJNB reasonably believes the Merger will close.

     5.7 Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is as of the date hereof or who becomes prior to the Effective Time, an officer or director of Saratoga or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts of any nature whatsoever, governmental or non-governmental (including but not limited to reasonable expenses of counsel and investigation) that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Saratoga or any Subsidiary of Saratoga, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent that Saratoga would have been permitted under applicable law and its Articles of Incorporation, and the Surviving Corporation is permitted under California law, to indemnify such person (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law with no bond or security to be required upon receipt of any undertaking required by section 317(f) of the CGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by section 317(f) of the CGCL. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

     (b) Upon the Effective Time, any executive officer or director of Saratoga or SNB who becomes an officer or director of SJNB (including any Subsidiaries thereof) shall be included in SJNB's director and officer insurance policy. Saratoga shall cooperate with SJNB to obtain extended coverage under Saratoga's director and officer insurance policy to cover claims made for a period of three years after the Effective Time regarding acts or omissions of Saratoga or SNB's directors or officers prior to the Effective Time; provided, however, that SJNB shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid by Saratoga and SNB in respect of 1998 for such insurance, as previously disclosed to SJNB ("Saratoga's Current Premium"), and if such premiums for such insurance would at any time exceed 150% of Saratoga's Current Premium, then SJNB shall cause to be maintained policies of insurance which, in SJNB's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of Saratoga's Current Premium.

     (c) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     (d) Notwithstanding the foregoing, any rights or benefits conferred by Saratoga or SNB to their respective directors or officers under indemnification agreements in effect as of the date hereof shall, to the extent such rights or benefits provided thereunder are in excess of or an enhancement of the indemnification rights provided for in this Section 5.7, be honored by SJNB and replace or supplement the indemnification rights provided in this Section 5.7 with respect to indemnification for acts or omissions by such directors or officers occurring prior to the Closing Date.

     5.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Subject to the mutual intent of the parties that the Merger will be accounted for under the pooling of interests method, Saratoga shall take any and all actions necessary or appropriate to ensure that the Merger will be accounted for under the pooling of interests method, including without limitation, causing Deloitte & Touche LLP to issue the "poolability" letter required as a condition to close in Section 6.1(f).

     5.9 Fees and Expenses. Unless otherwise agreed by the parties in writing or as otherwise provided herein, each party hereto shall bear and pay all costs and expenses incurred by it incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including fees and expenses of its own financial advisors, accountants and counsel, all printing, filing, mailing and other incidental fees, costs and expenses related thereto associated with the S-4 and the Proxy Statement (collectively, the "SEC Fees"). Notwithstanding the foregoing provisions of this Section 5.9 and notwithstanding the payment of any Termination Fee, if this Agreement is terminated by either party pursuant to Section 7.1(d) or (e) hereof because of a willful breach by the other party of any representation, warranty, covenant or agreement as set forth in Section 7.1(d) or (e), and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant or agreement contained herein, then the breaching party shall bear and pay all the costs and expenses incurred by the non-breaching party, with respect to the fees and expenses of financial and other advisors, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including SEC Fees. Notwithstanding the foregoing provisions of this Section 5.9, if this Agreement is terminated pursuant to Sections 7.1(f)(i)(2) or 7.1(f)(i)(3), 7.1(f)(ii)(2) or 7.1(i)(1),
then Saratoga shall pay promptly by wire transfer of immediately available funds to such account as SJNB shall designate the amount of all costs and expenses incurred by SJNB incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including without limitation, fees and expenses incurred by SJNB for its accountants and counsel and all SEC Fees, which amount shall not exceed $500,000 (collectively, the "Actual Expenses"). Notwithstanding the foregoing provisions of this Section 5.9, if this Agreement is terminated pursuant to Section 7.1(i)(2) or 7.1(g)(iii), then SJNB shall pay promptly by wire transfer of immediately available funds to such account as Saratoga shall designate the amount of all Actual Expenses incurred by Saratoga (excluding any and all fees and expenses of First Security Van Kasper), which amount of Actual Expenses shall not exceed $500,000. Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty days of the termination of this Agreement.

     Except  as  otherwise  expressly  provided  herein,   whether  or  not  the
transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     5.10 Cooperation. During the period from the date of this Agreement to the Effective Time, each of Saratoga and SJNB shall, (i) confer on a regular and frequent basis with the other, report on operational matters, policies and banking practices and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on Saratoga or SJNB, as the case may be, or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein, (ii) cause each Subsidiary of Saratoga and SJNB that is a bank to file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and (iii) coordinate with the other the declaration of any dividends in respect of SJNB Common Stock and Saratoga Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of SJNB Common Stock or Saratoga Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of SJNB Common Stock and/or Saratoga Common Stock and any shares of SJNB Common Stock any such holder receives in exchange therefor in the Merger.

     5.11 Affiliates. Each of SJNB and Saratoga shall use its commercially reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, in the case of affiliates of Saratoga, and for purposes of qualifying the Merger for pooling of interests accounting treatment, in the case of affiliates of either SJNB or Saratoga) of such party to execute and deliver, as soon as practicable after the date of this Agreement, and in any event on or prior to the date the Proxy Statements are mailed to the shareholders of Saratoga and SJNB, a written agreement, substantially in the form attached hereto as Exhibit C-1 with respect to Saratoga and Exhibit C-2 with respect to SJNB. Saratoga shall instruct Saratoga's transfer agent regarding stop transfer instructions required in connection with shares of Saratoga Common Stock owned by "affiliates" of Saratoga, as described in Exhibit C-1 hereto.

     5.12 Stock Exchange Listing. SJNB shall use its commercially reasonable efforts to cause the shares of SJNB Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

     5.13 Advice of Changes. SJNB and Saratoga shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

     5.14 Subsequent Interim and Annual Financial Statements; Certain Reports. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year) or 90 days after December 31, 1999, or the end of each fiscal year ending after the date of this Agreement, each party will deliver to the other party its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as the case may be, as filed with the SEC under the Exchange Act, and each party will furnish to the other party copies of their management's monthly interim reports (which do not comply with the published rules and regulations of the SEC or GAAP) to their respective Boards of Directors within two days after such reports are so furnished to the Boards.

     5.15 Dissenters' Rights. Saratoga and SJNB shall include in the notice of their respective shareholders' meetings the summary of certain provisions of the CGCL as required by CGCL section 1300(b).

     5.16 SNB Board of Directors and Executive Officers. In the event that the Bank Merger will not be consummated immediately following the Effective Time, at and after the Effective Time, the Board of Directors and executive officers of SNB shall consist of such individuals as the Board of Directors of SJNB shall designate in their sole discretion. In such event, the condition set forth in
Section 6.2(g) shall be deemed to be replaced by the following clause: "At the request of SJNB, which request shall be provided in writing at least five Business Days prior to the Closing Date, the members of the Board of Directors of SNB shall submit their resignations effective as of the Effective Time."

     5.17 Transition Services. SJNB shall retain Richard L. Mount as a consultant to SJNB for a period of six (6) months from and after the Effective Time to provide transition services in the nature of customer retention, business development, consultation and advice. SJNB shall pay to Mr. Mount, on the first and fifteenth of each calendar month in such six-month period, compensation totaling the amount of $14,000 per month (prorated for any partial month).


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) Shareholder Approvals. The Saratoga Shareholder Approval and the SJNB Shareholder Approval shall have been obtained.

     (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary pursuant to the Merger, other than immaterial Consents which, if not obtained, would have no material adverse effect on the consummation of the transactions contemplated by this Agreement and the Agreement of Merger or on either SJNB or the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

     (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement or the Transaction Agreements, by any Federal, state or foreign Governmental Entity of competent jurisdiction which makes the consummation of the transactions contemplated by this Agreement or the Transaction Agreements illegal.

     (d) NASDAQ National Market Listing. The shares of SJNB Common Stock which shall be issued to the shareholders of Saratoga upon consummation of the Merger shall have been approved for listing upon official notice of issuance on the NASDAQ National Market.

     (e) S-4. The S-4 shall become effective under the Securities Act, no stop orders suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (f) Pooling. SJNB shall have received a letter from KPMG LLP, independent public accountants to SJNB, dated the Closing Date, in form and substance reasonably satisfactory to SJNB and Saratoga, respectively, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that Deloitte & Touche LLP shall deliver to the Saratoga Board of Directors and KPMG LLP a "poolability letter" dated the Closing Date in a form reasonably acceptable to KPMG LLP and in accordance with Statement on Auditing Standards No. 50; provided further, however, that if either party shall have knowingly taken or omitted to take any action within the control of such party which shall have prevented such party's independent public accountants from rendering such letter, then this condition shall not be applicable to such party.

     (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or the other Transaction Agreements by any Federal, state or foreign Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon SJNB or Saratoga or their respective Subsidiaries or Affiliates which would reasonably be expected to (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business, operating results or prospects of SJNB or the Surviving Corporation (including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities), (ii) prevent SJNB or Saratoga or their respective Subsidiaries from realizing all or a substantial portion of the economic benefits of the transactions contemplated by this Agreement, or (iii) materially impair SJNB's or Saratoga's ability to exercise and enforce its rights under the Transaction Agreements.

     (h) Dissenters' Rights. The aggregate number of shares of SJNB Common Stock and Saratoga Common Stock held by persons who have taken all of the steps required at or prior to the SJNB Shareholders' Meeting and the Saratoga Shareholders' Meeting to perfect their right (if any) to be paid the value of such shares under Chapter 13 of the CGCL shall not exceed 9% of the outstanding shares of SJNB Common Stock and Saratoga Common Stock.

     6.2 Conditions to Obligations of SJNB. The Obligation of SJNB to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by SJNB:

     (a) Representations and Warranties. The representations and warranties of Saratoga and SNB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and SJNB shall have received a certificate signed on behalf of each of Saratoga and SNB by their respective President and Chief Executive Officer and Chief Financial Officer to such effect.

     (b) Performance of Obligations. Saratoga and SNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SJNB shall have received a certificate signed on behalf of each of Saratoga and SNB by their respective President and Chief Executive Officer and Chief Financial Officer to such effect.

     (c) Corporate Action. SJNB shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of Saratoga and of the holders of the Saratoga Common Stock authorizing the execution, delivery and performance by Saratoga of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of Saratoga.

     (d) Tax Opinion. SJNB shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to SJNB, dated the Closing Date, to the effect that
(i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) SJNB and Saratoga will each be a party to that reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants contained in certificates of officers of SJNB, Saratoga, SNB and others. If the opinion referred to in this
Section 6.2(d) is not delivered, such condition shall be deemed to be satisfied if SJNB shall have received an opinion to the effect of subsections (i) and (ii) above from Deloitte & Touche LLP or another accounting firm or law firm selected by Saratoga and reasonably acceptable to SJNB. SJNB will cooperate in obtaining such opinion.

     (e) Material Adverse Effect. Except as disclosed to SJNB in writing prior to the date hereof, no material adverse effect upon Saratoga shall have occurred since December 31, 1998, and Saratoga shall not be a party to or so far as Saratoga is aware, threatened with, and to Saratoga's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which in the reasonable judgment of SJNB, could have a material adverse effect upon Saratoga, and SJNB shall have received a certificate signed on behalf of Saratoga by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (f) Closing Documents. SJNB shall have received from Saratoga such certificates and other closing documents as counsel for SJNB shall reasonably request.

     (g) Bank Merger. Any required Consents of any Governmental Entities to the consummation of the Bank Merger shall have been received and the Bank Merger shall be able to be consummated immediately following the Effective Time.

     (h) Comfort Letter (S-4). SJNB shall have received from Deloitte & Touche LLP a letter addressed to SJNB not more than two (2) Business Days prior to the effective date of the S-4 with respect to certain financial information regarding Saratoga, in form and substance which is customary in transactions of the nature contemplated by this Agreement.

     (i) Comfort Letter. SJNB shall have received from Deloitte & Touche LLP a comfort letter in form and substance customary for transactions of this type and reasonably acceptable to SJNB with respect to Saratoga's financial statements for the period ending no more than five (5) Business Days prior to the Closing Date.

     6.3 Conditions to Obligations of Saratoga. The obligation of Saratoga to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by Saratoga:

     (a) Representations and Warranties. The representations and warranties of SJNB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Saratoga shall have received a certificate signed on behalf of SJNB by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (b) Performance of Obligations. SJNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Saratoga shall have received a certificate signed on behalf of SJNB by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (c) Corporate Action. Saratoga shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of SJNB and of the holders of the SJNB Common Stock authorizing the execution, delivery and performance by SJNB of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of SJNB.

     (d) Tax Opinion. Saratoga shall have received the opinion of Deloitte & Touche LLP, independent accountants to Saratoga (or other accounting or law firm reasonably acceptable to SJNB), dated the Closing Date, to the effect that
(i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, (ii) SJNB and Saratoga should each be a party to that reorganization within the meaning of section 368(b) of the Code and (iii) (1) except for any cash received in lieu of any fractional share, no gain or loss should be recognized by holders of Saratoga Common Stock who receive SJNB Common Stock in exchange for the Saratoga Common Stock which they hold; (2) the holding period of SJNB Common Stock exchanged for Saratoga Common Stock should include the holding period of the Saratoga Common Stock for which it is exchanged, assuming the shares of Saratoga Common Stock are capital assets in the hands of the holder thereof at the Effective Time; and (3) the basis of the SJNB Common Stock received in the exchange should be the same as the basis of the Saratoga Common Stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received. In rendering such opinion, such independent accountants ( or law firm) may require and rely upon representations and covenants contained in certificates of officers of SJNB, Saratoga, SNB and others. If the opinion referred to in this Section 6.3(d) is not delivered, such condition shall be deemed satisfied if Saratoga shall have received an opinion to the effect of subsections (i) and (ii) above from Pillsbury Madison & Sutro LLP or another law or accounting firm selected by SJNB and reasonably acceptable to Saratoga. Saratoga will cooperate in obtaining such opinion.

     (e) Material Adverse Effect. Except as disclosed to Saratoga in writing prior to the date hereof, no material adverse effect upon SJNB shall have occurred since December 31, 1998, and SJNB shall not be a party to or so far as SJNB is aware, threatened with, and to SJNB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any governmental agency, which in the reasonable judgment of Saratoga, could have a material adverse effect upon SJNB, and Saratoga shall have received a certificate signed on behalf of SJNB by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (f)  Closing  Documents.  Saratoga  shall  have  received  from  SJNB  such
certificates  and  other  closing   documents  as  counsel  for  Saratoga  shall
reasonably request.

     (g) Additions to SJNB Board of Directors. SJNB shall have amended its Bylaws or taken any other action necessary to increase the number of authorized directors on its Board of Directors to permit the appointment of the five Saratoga Designees (pursuant to Section 1.3(a)(iv)) at least five Business Days prior to the Closing Date.

     (h) Fairness Opinion. Saratoga shall have received a written "bring-down" opinion of First Security Van Kasper, dated as of the date of Saratoga's Proxy Statement, to the effect that, as of such date, the consideration to be received by the holders of the Saratoga Common Stock in the Merger is fair to the holders of the Saratoga Common Stock from a financial point of view.

     (i) Comfort Letter (S-4). Saratoga shall have received from KPMG LLP a letter addressed to Saratoga not more than two (2) Business Days prior to the effective date of the S-4 with respect to certain financial information regarding SJNB, in form and substance which is customary in transactions of the nature contemplated by this Agreement.

     (j) Comfort Letter. Saratoga shall have received from KPMG LLP a comfort letter in form and substance customary for transactions of this type and reasonably acceptable to Saratoga with respect to SJNB's financial statements for the period ending no more than five (5) Business Days prior to the Closing Date.


                                  ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of the Agreement by the shareholders of Saratoga or SJNB:

          (a) by mutual consent of SJNB and Saratoga in a written instrument;

          (b) by either SJNB or Saratoga (i) upon written notice to the other party if any Bank Regulator shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or (ii) if any Governmental Entity of competent jurisdiction shall have issued an order in connection with the transactions contemplated hereby imposing a Burdensome Condition on SJNB or the Surviving Corporation, and in any such case the time for appeal or petition for reconsideration of any such order referred to in clauses (i) or (ii) shall have expired without such appeal or petition being granted;

          (c) by either SJNB or Saratoga if the Merger shall not have been consummated on or before March 31, 2000; provided that if the Merger shall not have been consummated on or before such date, such termination date may be extended by up to 60 days thereafter (i) at the election of the non-breaching party, if the Merger shall not have been consummated due to the volitional breach of any material representation, warranty or covenant in this Agreement by SJNB or Saratoga, or (ii) at the election of the party who has requested any Requisite Regulatory Approval, in the event that the Merger shall not have been consummated due to the fact that any such Requisite Regulatory Approvals shall not yet have been received;

          (d) by SJNB in the event of a breach by Saratoga or SNB of any representation, warranty or covenant contained in this Agreement, which breach (i) either is not cured within 45 days after the giving of written notice to Saratoga or SNB, or is of a nature which cannot be cured prior to the Closing and (ii) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that SJNB may immediately terminate this Agreement upon notice to Saratoga in the event that Saratoga or SNB shall breach the covenant provided for in Section 5.4 hereof;

          (e) (i) by Saratoga in the event of a breach by SJNB of any representation, warranty or covenant contained in this Agreement, which breach (1) either is not cured within 45 days after the giving of written notice to SJNB or is of a nature which cannot be cured prior to the Closing and (2) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that Saratoga may terminate this Agreement within ten Business Days after notice to SJNB in the event that SJNB shall breach the covenant provided for in Section 4.2(c) hereof and such breach shall not have been cured within such ten Business Day period and, upon such termination, SJNB shall pay to Saratoga the Termination Fee as liquidated damages to Saratoga for such breach, which sum shall be paid by wire transfer of immediately available Federal Funds, to such account as Saratoga shall designate;

          (ii) by SJNB, in the event that,  notwithstanding  its  obligations in
     Section 4.2(c), a third party makes a written offer regarding a Takeover Proposal of SJNB in which such third party indicates that they would not be willing to consummate such a Takeover Proposal unless this Agreement is terminated, and the Board of Directors of SJNB determines in good faith, based upon the written advice of outside counsel, that failing to accept such Takeover Proposal would constitute a breach of fiduciary duty by SJNB's Board of Directors under applicable law; provided, however, that upon such termination, SJNB shall pay to Saratoga the Termination Fee as liquidated damages to Saratoga for such termination, which sum shall be paid in the manner described in subsection 7.1(e)(i) above;

          (f) (i) by SJNB (1) if, in accordance with Section 5.3, the Board of Directors of Saratoga fails to recommend adoption of this Agreement by the shareholders of Saratoga, or amends or modifies such recommendation in a manner materially adverse to SJNB or withdraws such recommendation to the shareholders of Saratoga, (2) if the condition set forth in Section 6.3(h) is not satisfied, or (3) if Deloitte & Touche LLP fails to deliver the "poolability letter" required by Section 6.1(f);

          (ii) by Saratoga (1) if, in accordance with Section 5.3, the Board of Directors of SJNB fails to recommend adoption of this Agreement by the shareholders of SJNB, or amends or modifies such recommendation in a manner materially adverse to Saratoga or withdraws such recommendation to the shareholders of SJNB, or (2) if the condition set forth in Section 6.3(h) is not satisfied;

          (g) by SJNB or Saratoga, if (i) the Saratoga Shareholder Approval or the SJNB Shareholder Approval shall not have been obtained at a duly held meeting of shareholders of Saratoga or SJNB, as appropriate, held for such purpose or at any adjournment, postponement or continuation thereof, or
     (ii) the condition set forth in Section 6.1(h) is not satisfied, or (iii) KPMG LLP fails to deliver the letter required by Section 6.1(f) (although Deloitte & Touche LLP has delivered the "poolability letter" required by
     Section 6.1(f));

          (h) by the Board of Directors of Saratoga, if the Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the two-Business Day period commencing on the first Business Day after the Determination Date (as defined herein), if the Average SJNB Closing Price shall be less than $29.3590 (the "Minimum Price"); subject, however, to the following provisions of this paragraph (h). If Saratoga elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to SJNB during such two-Business Day period by means of facsimile transmission (as provided in Section 8.2 hereof); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-Business Day period. During the five Business-Day period commencing on the day after receipt of such notice of election to terminate, SJNB shall have the option of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of the Minimum Price and 0.70 and the denominator of which is the Average SJNB Closing Price. If SJNB makes the election contemplated by the preceding sentence, within such five Business-Day period, it shall give prompt written notice to Saratoga of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this paragraph (h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this paragraph (h).

          For purposes hereof, the following terms have the following meanings:

               (i) "Average SJNB Closing Price" shall mean the average of the closing prices of SJNB Common Stock on the NASDAQ National Market for the 20 consecutive trading days ending on the Determination Date, rounded to four decimal places, whether or not trades occurred on those days (subject to adjustment as provided below and provided that if no trades of SJNB Common Stock shall occur on a given trading day the closing price thereof on the next preceding day when a trade shall have occurred shall be deemed to be the closing price on such day for the purposes hereof). In the event SJNB pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to the SJNB Common Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average SJNB Closing Price of SJNB Common Stock.

               (ii) "Determination Date" shall mean the last day of the 20 trading-day period referred to in the definition of "Average SJNB Closing Price" ending five Business Days prior to the Closing Date.

               (iii) "Trading day" shall mean a day on which trading generally takes place on the National Association of Securities Dealers Automated Quotations ("NASDAQ") and on which trading in SJNB Common Stock has not been halted or suspended; or

          (i)(1) by SJNB in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of Saratoga or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Saratoga; provided, however, that termination pursuant to this subsection (1) shall be effective 45 days after the giving of written notice to Saratoga if the change or event described in said notice has not been cured; and provided, further that termination under this subsection
     (1) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to the Closing; and (2) by Saratoga in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of SJNB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on SJNB; provided, however, that termination pursuant to this subsection (2) shall be effective 45 days after the giving of written notice to SJNB if the change or event described in said notice has not been cured; and provided, further that termination under this subsection (2) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to Closing.

     7.2 Effect of Termination. Termination of this Agreement shall not terminate or affect the Stock Option Agreement or the representations and warranties in Article III insofar as they relate to the Stock Option Agreement or the obligations of the parties under Section 4.2(c), 5.4, 5.9 or 8.10 or otherwise to pay expenses as provided elsewhere herein, to maintain the confidentiality of the other party's information pursuant to Section 5.2 or the provisions of this Section 7.2 or of Section 8.2 or 8.6, and shall not affect any agreement after such termination. The parties agree that any termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties or their respective officers or directors from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' willful breach of its covenants, agreements, representations or warranties hereunder, except to the extent expressly provided herein.

     7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the shareholders of Saratoga and SJNB, but after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Survival of Representations, Warranties and Covenants. No investigation by SJNB or Saratoga made before or after the date hereof shall affect the representations and warranties which are contained in this Agreement; provided that all representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants and agreements that by their terms are to survive or be performed, in whole or in part, after the Effective Time; provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive SJNB or Saratoga (or any director or officer thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either SJNB or Saratoga, the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by SJNB and Saratoga of the transactions contemplated herein.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     (a)  if to Saratoga or SNB, to:

          Saratoga National Bank
          12000 Saratoga Sunnyvale Road
          Saratoga, California 95070
          Attention:  Mr. Richard L. Mount
                      President and Chief Executive Officer
          Fax:  (408) 257-3705

          with a copy to:

          Coudert Brothers
          Attorneys at Law
          303 Almaden Boulevard, Fifth Floor
          San Jose, California 95110-2721
          Attention:  Glenn T. Dodd, Esq.
          Fax:  (408) 297-3191

          and

     (b)  if to SJNB, to:

          SJNB Financial Corp.
          One North Market Street
          San Jose, California 95113
          Attention:  Mr. James R. Kenny
                           President and Chief Executive Officer
          Fax:  (408) 947-0362

          with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California 94104
          Attention:  Jonathan D. Joseph, Esq.
          Fax:  (415) 983-1200

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     8.4   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except as otherwise expressly provided in Section 5.7. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof. No current or former employee of Saratoga, SJNB, or any of their respective Subsidiaries, shall be construed as a third party beneficiary under this Agreement, and no provision in this Agreement shall create any right in any such employee (or his or her beneficiary or dependent) for any reason, including, without limitation, in respect of employment, continued employment, or resumed employment with the Surviving Corporation, Saratoga or SJNB (or any of their respective Affiliates) or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan maintained by the Surviving Corporation, Saratoga or SJNB (or any of their respective Affiliates).

     8.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of Santa Clara, for any Litigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 8.6, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     8.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     8.9 Publicity. SJNB, SNB, and Saratoga shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the National Association of Securities Dealers. Without limiting the reach of the preceding sentence, SJNB and Saratoga shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, Saratoga and its Subsidiaries shall (a) consult with SJNB regarding communications with customers, shareholders, prospective investors and employees related to the transactions contemplated hereby, (b) provide SJNB with shareholders lists of Saratoga and (c) allow and facilitate SJNB contact with shareholders of Saratoga and other prospective investors.

     8.10 Attorneys' Fees. In the event of any dispute between the parties arising out of or relating to this Agreement, the prevailing party in any litigation (whether at law or in equity), arbitration or other proceeding with respect to such dispute, including any appeal thereof (collectively, an "Action"), shall be entitled to recover such party's reasonable attorneys' fees and all other reasonable costs and expenses incurred in connection with such Action from the non-prevailing party.

     IN WITNESS WHEREOF, SJNB, Saratoga and SNB have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of date first above written.

                              SJNB FINANCIAL CORP.


                              By: /s/ James R. Kenny
                                  -------------------------------------------
                              Name:  James R. Kenny
                              Title: President and Chief Executive Officer

                              By: /s/ Jennifer Dowling
                                  -------------------------------------------
                              Name:  Jennifer Dowling
                              Title: Assistant Corporate Secretary


                              SARATOGA BANCORP


                              By: /s/ Richard L. Mount
                                  -------------------------------------------
                              Name:  Richard L. Mount
                              Title: President and Chief Executive Officer

                              By: /s/ V. Ronald Mancuso
                                  -------------------------------------------
                              Name:  V. Ronald Mancuso
                              Title: Secretary


                              SARATOGA NATIONAL BANK


                              By: /s/ Richard L. Mount
                                  -------------------------------------------
                              Name:  Richard L. Mount
                              Title: President and Chief Executive Officer

                              By: /s/ V. Ronald Mancuso
                                  -------------------------------------------
                              Name:  V. Ronald Mancuso
                              Title: Secretary